SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )


Filed by the Registrant (X)

Filed by a Party other than the Registrant ( )

Check the appropriate box:

( ) Preliminary Proxy Statement

( ) Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

( ) Definitive Proxy Statement

(X) Definitive Revised Proxy Statement

( ) Definitive Additional Materials

( ) Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   ACTV, INC.
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                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X) No fee required.
( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

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   (2) Aggregate number of securities to which transaction applies:

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   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4) Proposed maximum aggregate value of transaction:

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   (5) Total fee paid:

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( ) Fee paid previously with preliminary materials:


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( ) Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount previously paid:

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   (2) Form, Schedule or Registration Statement no.:

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   (4) Date Filed:

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

                                   ACTV, INC.
                           1270 Avenue of the Americas
                            New York, New York 10020

                                   -----------

                  NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 29, 1998
                                   -----------

TO THE STOCKHOLDERS OF ACTV, INC.:

               NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Meeting") of ACTV, Inc. (the "Company") will be held at ACTV, Inc., 1270 Avenue of the Americas, Suite 2401, New York, New York 10020 on June 29, 1998, at 9:30 a.m., local time for the following purposes:

          1. To elect two Class II directors to hold office for a term of three years;

          2.   To approve the adoption of the Company's 1998 Stock Option Plan;

          3. To ratify the appointment of Deloitte & Touche LLP, as the Company's independent certified public accountants for the ensuing year; and

          4. To act upon such other business as may properly come before the Meeting or any adjournment thereof.

               Only stockholders of record at the close of business on April 30, 1998 are entitled to notice of and to vote at the Meeting and any adjournments thereof.

               In order to ensure the presence of a quorum at the Meeting, it is important that Stockholders representing a majority of the voting power of all stock outstanding be present in person or represented by their proxies. Therefore, whether you expect to attend the Meeting in person or not, please sign, fill out, date and promptly return the enclosed proxy card in the enclosed self-addressed, postage-paid envelope. If you attend the Meeting and prefer to vote in person, you can revoke your proxy.

               In addition, please note that abstentions and broker non-votes are each included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal.

Dated: May 20, 1998                         By Order of the Board of Directors

                                            William C. Samuels
                                            Chairman and Chief Executive
                                            Officer

                                   ACTV, INC.
                           1270 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10020
                           ---------------------------

                                 PROXY STATEMENT
                           ---------------------------

                       1998 ANNUAL MEETING OF STOCKHOLDERS

                     To Be Held at 9:30 a.m., at ACTV, Inc.,
                  1270 Avenue of the Americas, Suite 2401, New
                      York, New York 10020 on June 29, 1998


               This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of ACTV, Inc. (the "Company") for use at the 1998 Annual Meeting of Stockholders of the Company (the "Meeting") to be held at 9:30 a.m. at ACTV, Inc., 1270 Avenue of the Americas, Suite 2401, New York, New York 10020 on June 29, 1998, and at any adjournments thereof. Anyone giving a proxy may revoke it at any time before it is exercised by giving the Chairman of the Board of Directors of the Company written notice of the revocation, by submitting a proxy bearing a later date, or by attending the Meeting and voting. This Proxy Statement, the accompanying Notice of Meeting and form of proxy have been first sent to the stockholders on or about May 28, 1998.

               All properly executed, unrevoked proxies on the enclosed form, if returned prior to the Meeting, will be voted in the manner specified by the Stockholder. If no specific instruction is given, the shares represented by the proxy will be voted in accordance with the Board of Directors' recommendations.

               In addition, please note that abstentions and broker non-votes are each included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal.

                             OWNERSHIP OF SECURITIES

               Only stockholders of record at the close of business on April 30, 1998, the date fixed by the Board of Directors in accordance with the Company's By-Laws, are entitled to vote at the Meeting. As of April 23, 1998, there were issued and outstanding 16,980,581 shares of common stock, $.10 par value per share (the "Common Stock").

               Each outstanding share is entitled to one vote on all matters properly coming before the Meeting. A majority of the shares of the outstanding Common Stock is necessary to constitute a quorum for the Meeting.

               The following table sets forth certain information as of April 23, 1998 with respect to each beneficial owner of five percent (5%) or more of the outstanding shares of Common Stock of the Company, each officer and director of the Company and all officers and directors as a group. The table does not include stock appreciation rights ("SARs"), nor does it include options that have not yet vested or are not exercisable within 60 days of the date hereof:


Name and Address                        Number of               Percent
of Beneficial Owner                       Shares                of Class
-------------------                       ------                --------
William C. Samuels (1)                  3,595,817               20.75%
c/o ACTV, Inc.
1270 Avenue of the Americas
New York, NY 10020

David Reese  (2)                          327,500                1.9%
c/o ACTV, Inc.
1270 Avenue of the Americas
New York, NY 10020

Bruce Crowley (3)                         238,000                1.39%
c/o ACTV, Inc.
1270 Avenue of the Americas
New York, NY 10020

Christopher Cline (4)                      44,151                  *
c/o ACTV, Inc.
1270 Avenue of the Americas
New York, NY 10020

The Washington Post Company (5)         2,341,334               13.79%
1150 15th Street, N.W.
Washington, D.C. 20071

Banca del Gottardo (6)                  3,042,271               16.26%
Viale S. Franscini 8
6900 Lugano, Switzerland

Richard Hyman (7)                          25,000                  *
c/o Triquest Financial Services, Corp.
505 Park Avenue
New York, NY 10022

William A. Frank (8)                       16,668                  *
c/o Learning Sciences Corp
120 South Riverside Plaza, suite 1520
Chicago, IL 60606

Steven Schuster (9)                        19,334                  *
c/o McLaughlin & Stern
260 Madison Avenue
New York, NY 10016

Jess Ravich (10)                        1,922,598               10.31%
c/o Libra Investments, Inc.
11766 Wilshire Blvd., Suite 870
Los Angeles, CA 90025

All Directors and Officers              6,189,068               31.88%
as a Group (8 persons)
(1)(2)(3)(4)(7)(8)(9)(10)(11)

-----------
*    Indicates less than 1% of shares of Common Stock outstanding.

(1) Includes (a) 697,885 shares of Common Stock owned by Mr. Samuels, (b) 350,000 shares of Common Stock issuable to Mr. Samuels upon the exercise of stock options, and (c) 2,341,334 shares of Common Stock owned by The Washington Post Company (the "Post Company") and 206,598 shares owned by Dr. Michael J. Freeman, which are subject to voting agreements with Mr. Samuels.

(2) Consists of: (a) 107,500 shares of Common Stock owned by Mr. Reese, and (b) 220,000 shares of Common Stock issuable to Mr. Reese upon the exercise of stock options.

(3)  Consists of: (a) 104,000 shares of Common Stock owned by Mr. Crowley, and
     (b) 134,000 shares of Common Stock issuable to Mr. Crowley upon the exercise of stock options.

(4)  Consists of 44,151 shares of Common Stock owned by Mr. Cline.

(5) All of the Post Company's shares are subject to a voting agreement with Mr. Samuels.

(6) Consists of: (a) 1,310,000 shares of Common Stock, (b) 350,000 shares issuable upon the exercise of stock options, and (c) 1,382,271 shares issuable upon conversion of Series A Preferred Stock.

(7)  Consists of 25,000 shares issuable upon the exercise of stock options.

(8)  Consists of 16,668 shares issuable upon the exercise of stock options.

(9)  Consists of: (a) 5,000 shares of Common Stock owned by Mr. Schuster, and
     (b) 14,334 shares issuable upon the exercise of stock options.

(10) Consists of: (i) 45,000 shares issuable upon the exercise of stock options, (ii) 798,917 shares issuable upon the exchange of Exchangeable Preferred shares, and (iii) 159,979 shares issuable upon the exercise of warrants held by Mr. Ravich. Also consists of: (i) 250,000 common shares,
      (ii) 30,000 shares issuable upon the exercise of stock options, and (iii) 638,707 shares issuable upon the exchange of Exchangeable Preferred shares held by Libra Investments, Inc., of which Mr. Ravich is the controlling shareholder.

(11) Includes 2,432,600 shares issuable upon the exercise of options and other derivative securities that have vested or vest within 60 days of the date of this Proxy Statement.

      This Proxy Statement contains certain forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this Proxy Statement.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

               The By-Laws of the Company provide that the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. At any annual meeting of stockholders held after the initial election of all Classes of directors, successors to the class of directors whose term expires at that annual meeting shall be elected for a three year term.

               Two Class II directors are proposed to be elected at the Meeting, each to hold office for a period three years, or until such director's successor shall be elected and shall qualify, subject, however to prior death, resignation, retirement, disqualification or removal from office. Unless such authority is withheld, it is intended that the accompanying proxy will be voted in favor of the two persons named below, each of whom are now serving as Class II Directors, unless the stockholder indicates to the contrary on the proxy. The Company expects that each of the nominees will be available for election, but if neither of them is a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy or the number of directors to be elected at this time may be reduced by the Board of Directors.

Class I Director Nominees - Term Expiring 2000.

               Bruce Crowley, 40, Director since December 1995 and became Executive Vice President of the Company in October 1995 and President of ACTV Net, Inc. ("ACTV Net") (previously ACTV Interactive, Inc.) since December 1995, and joined the Company as President - Distance Learning in October 1994. Prior thereto, he had been employed by KDI Corporation since 1988, and was most recently responsible for KDI Corporation's education division. Mr. Crowley has a B.A. from Colgate University (1979) and an M.B.A. from Columbia University
(1984).

               Richard Hyman, 46, Director since December 1994. For more than the past five years, he has been the President of Triquest Financial Services, Corp. Mr. Hyman received a BA from the University of Wisconsin (1974).

               Jess Ravich, 40, Director since 1996. He has been the Chief Executive Officer and the majority shareholder of Libra Investments, Inc. ("Libra Investments"), a registered broker-dealer, since its inception in 1991. He is also a director of Cherokee, Inc., an apparel company..

Class II Incumbent Directors - Term Expiring 2001.

               David Reese, 42, Director since 1992. Executive Vice President since November 1992 and President of ACTV Entertainment, Inc., a subsidiary of the Company ("ACTV Entertainment"), since November 1994. He has been employed by the Company since December 1988, and served as the Company's Vice President of Finance from September 1989 through November 1992. Mr. Reese has a B.S. from Pennsylvania State University (1978).

               Steven W. Schuster, 43, Director since May 1996. Mr. Schuster has been engaged in the practice of law for more than 16 years, since January 1996, with the law firm of McLaughlin & Stern LLP. From June 1993 to December 1995 he was a member of the law firm of Shane & Paolillo, P.C., and from January 1991 to May 1993 he was a member of the law firm of Gersten, Savage, Kaplowitz & Fredericks, LLP, counsel to the Company. Mr. Schuster received his BA from Harvard University (1976) and his JD from New York University School of Law
(1980).

Class III Incumbent Directors - Term Expiring 1999.

               William Samuels, 55, Director and President since August 1, 1989. Chairman of the Board since November 1994, and Chief Executive Officer since 1993. Mr. Samuels also serves as Chairman of Board of both ACTV Net and ACTV Entertainment, each subsidiaries of the Company. Mr. Samuels is a trustee of Howard J. Samuels Institute at City College. Mr. Samuels also serves on the Board of Directors of the Council of Economic Priorities. Mr. Samuels has a JD from Harvard Law School (1968) and a BS in Economics and Engineering from the Massachusetts Institute of Technology (1965).

               William Frank, 49, Director since April 1996. He currently serves as the Chief Operating Officer of Learning Sciences Corp., a position he has held since June 1997. Mr. Frank was formerly the Chief Executive Officer of Greenwich Entertainment Group ("Greenwich") which was a licensee of the Company. In May 1997, an involuntary bankruptcy petition was filed with the U.S. Bankruptcy Court against Greenwich pursuant to which Greenwich is presently being liquidated. From 1991 to 1996 Mr. Frank also served as Chairman of the Board of Directors of Corsearch, a data research company. From October 1993 to July 1994, Mr. Frank was employed by the Company as President of Private Networks. Prior thereto, he was employed for a period of eighteen years at the Alexander Proudfoot Company, a strategic management consulting company. Mr. Frank has a B.S. from the University of Missouri (1970).

Stockholder Vote Required

               Election of each director requires the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting of Stockholders.

          The Board of Directors recommends a vote for election to the Board of Directors of the Company of each of the nominees.


Executive Compensation

Employment and Consulting Agreements

               The Company and Mr. Samuels entered into an employment agreement in August 1995, as amended in January 1997. Mr. Samuels serves as Chairman of the Board, President and Chief Executive Officer of the Company. Under the amended agreement, Mr. Samuels will be paid a minimum annual salary of $295,000 and a bonus paid in cash and/or in registered securities equal to 2% of the increase over a twelve month period in the total market capitalization of the Company over fifty million dollars. Mr. Samuels s employment agreement contains non-competition provisions pursuant to which he agreed not to engage in a business that is competitive with the Company during the term of his employment agreement and for one year thereafter.

               Mr. Samuels currently holds fully vested options to purchase an aggregate of 350,000 shares of Common Stock at an exercise price of $1.50 per share. Under certain circumstances, a portion of such option shares may be adjusted to avoid dilution. Mr. Samuels also holds options to purchase an aggregate of 700,000 shares of Common Stock at an exercise price of $1.50 per share, none of which are currently exercisable. The Company has also issued to Mr. Samuels 246,000 outstanding stock appreciation rights ("SARs") and options to purchase Class B common shares of certain of its subsidiaries.

               The Company and Mr. Reese entered into an employment agreement in August 1995, as amended in January 1997. Under the amended agreement, Mr. Reese will be paid a minimum annual base salary of $250,000. Mr. Reese s employment agreement contains non-competition provisions pursuant to which he agreed not to engage in a business that is competitive with the Company during the term of his employment agreement and for one year thereafter.

               The Company has granted Mr. Reese fully vested options to purchase 220,000 shares of Common Stock at an exercise price of $1.50 per share, and 440,000 options at $1.50 per share, none of which are currently vested. The Company has also issued to Mr. Reese 186,000 currently outstanding SARs and options to purchase Class B common shares of certain of its subsidiaries.

               The Company and Bruce Crowley entered into an employment agreement in December 1995, as amended in January 1997. Mr. Crowley has agreed to serve as President of ACTV Net at an annual base salary of $250,000. Mr. Crowley s employment agreement contains non-competition provisions pursuant to which he agreed not to engage in a business that is competitive with the Company during the term of his employment agreement and for one year thereafter.

               The Company has granted to Mr. Crowley options to purchase 134,000 shares of common stock at an exercise price of $1.50 that are vested and 268,000 options at $1.50 per share, none of which are vested. The Company has also issued to Mr. Crowley 160,000 currently outstanding SARs and options to purchase Class B common shares of certain of its subsidiaries.

               Each of Mr. Samuels's, Mr. Reese's and Mr. Crowley's employment contracts contain a change of control provision whereby, in certain circumstances, including the possibility that a person becomes the owner of 30% or more of the outstanding securities of the employer, the exercise price of all SARs is reduced to $.10 and the employee, at his option, shall receive a special compensation payment for the exercise cost of all vested options upon exercising those options any time within twelve months after the effective date of the change of control. Additionally, if any of Messrs. Samuels, Reese or Crowley is not retained upon the occurrence of such event, he will receive a bonus not to exceed 2.7 times his then current base salary.

               At the time of issuance, all options to the Company's employees were granted at an exercise price equal to or greater than the prevailing market price for the Company's Common Stock.

                           Summary Compensation Table

               The following table sets forth all cash compensation for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 1997, December 31, 1996, and December 31, 1995, paid to the Company's Chief Executive Officer, the four other most highly compensated executive officers (the "Named Executive Officers") at the end of the above fiscal years whose total compensation exceeded $100,000 per annum, and up to two persons whose compensation exceeded $100,000 during the above fiscal years, although they were not executive officers at the end of such years.

                                                     Restricted                       All Other
Name and Principal                                     Stock                           Compen-
Position                 Year   Salary     Bonus       Awards       Options/SARs(6)    sation
-----------------------------------------------------------------------------------------------
William C. Samuels       1997  $250,000    $ 75,000                   0/100,000       $220,917
Chairman, Chief          1996  $197,600    $151,955                    0/70,000       $  4,176
Executive Officer (1)    1995  $196,597    $ 52,000                 625,087/30,000    $185,551

David Reese              1997  $200,000    $ 20,000                    0/50,000       $ 75,095
President, ACTV          1996  $156,000    $ 45,000                    0/60,000       $ 50,253
Entertainment, Inc. (3)  1995  $149,022                             330,000/30,000    $ 86,957

Bruce Crowley            1997  $200,000    $ 25,000                    0/10,000
President, ACTV          1996  $150,000    $ 25,000                    0/50,000
Net (4)                  1995  $147,990    $ 10,000                   201,000/0

Christopher Cline        1997  $133,461                                0/20,000
Vice President, Chief    1996  $100,000                                0/10,000
Financial Officer (5)    1995


Michael J. Freeman       1997  $178,890                                               $ 74,045
Ph. D. (2)               1996  $173,680    $ 50,000                    100,000/0      $  3,238
                         1995  $160,409                                               $197,652

------------
(1) Mr. Samuels has served as Chief Executive Officer of the Company since 1993, Chairman of the Board since 1994, and President and a Director of the Company since August 1, 1989. Mr. Samuels' "other compensation" for 1995 relates to life insurance premiums paid by the Company ($4,176) and to the exercise of SARs ($181,375). His "other compensation" for 1996 relates to life insurance premiums paid by the Company. His "other compensation" for 1997 relates to life insurance premiums paid by the Company ($10,292.50) and to the exercise of SARs ($210,625).

(2) Mr. Reese has been the Company's Executive Vice President since November 1992 and the President of ACTV Entertainment, Inc. ("ACTV Entertainment") since 1994. Prior thereto he was the Company's Vice President of Finance from September 1989 through November 1992. Mr. Reese's "other compensation" for 1995 relates to life insurance premiums paid by the Company ($957) and to the exercise of SARs ($86,000). His "other compensation" for 1996 relates to life insurance premiums paid by the Company ($1,253) and to the exercise of SARs ($49,000). His "other compensation" for 1997 relates to life insurance premiums paid by the Company ($3,095) and to the exercise of SARs ($72,000).

(3) Mr. Crowley has been President of ACTV Net since December 1995, and prior thereto, the Company's President, Distance Learning since October 1994. During the period January to September 1994, Mr. Crowley performed consulting services for the Company for which he was paid $55,000.

(4) Mr. Cline is the Company's Senior Vice President - Finance. He has been the Company's Chief Financial Officer since November 1993.

(5) Dr. Freeman currently serves as Advanced Product Development Liaison, and was previously Chairman of the Board of Directors until November 1994, and was Chief Executive Officer of the Company from 1985 to 1993. Dr. Freeman's "other compensation" for 1995 relates to life insurance premiums paid by the Company ($2,523) and to the exercise of SARs ($195,129). His "other compensation" for 1996 relates to life insurance premiums paid by the Company. His "other compensation" for 1997 relates to life insurance premiums paid by the Company ($2,045) and to the exercise of SARs ($72,000).

(6) Does not include options issued in 1997 to purchase Class B common shares of Company subsidiaries.

Options and Stock Appreciation Rights to Named Executive Officers

               The following tables set forth certain information with respect to all outstanding SARs issued during 1997 to the Company's Named Executive Officers. The Company did not grant options to any Named Executive Officers in 1997.

                                      SAR Grants
                                                                  Potential
                                                                 Realizable
                             % of                                 Value at
                             Total                                 Assumed
                             SARs                               Annual Rates
                  Number     Granted                                 of
                  of         to                                  Stock Price
                  Securities Employees                          Appreciation
                  Underly-   in        Exercise                      for
                  ing SARs   Fiscal    Price      Expiration      Option Term
Name of Holder    Granted    Year      ($/Share)  Date            5%($)  10%($)
--------------    -------    ----      ---------  ----------     -----  -----
William Samuels   100,000   49.0%     $1.50       5/1/02       25,489  71,445
David Reese       50,000    24.0%     $1.50       5/1/02       12,744  35,723
Bruce Crowley     10,000     5.0%     $1.50       5/1/02        2,549   7,145
Christopher Cline 20,000    10.0%     $1.50       5/1/02        5,089  14,289

Ten-Year Option Repricing

               The following table sets forth certain information with respect to option repricings during the past ten years for the Company's Named Executive Officers. The purpose of the option repricings in fiscal 1997 was to provide additional incentives to certain employees, officers and directors of the Company in a manner consistent with industry practices. The option repricings were approved by the Compensation Committee of the Company's Board of Directors.

                                                                             Length of
                                           Market                            Original
                            Number of      Price of    Exercise              Option
                            Securities     Stock at    Price at              Term
                            Underlying     Time of     Time of               Re-maining
                            Options/SARs   Repricing   Repricing   New       at Date of
                            Repriced or    or Amend-   or Amend-   Exercise  Re-
                            Amended        ment        ment        Price     pricing or
Name of Holder    Date      (#)            ($)         ($)         ($)       Amendment
--------------    ----      ------------   ---------   ---------   --------  ----------
William Samuels   11/19/92  120,000        2.00        6.00        2.50      3.2 Yrs
David Reese       11/19/92   54,683        2.00        4.09        2.50      1.3 Yrs
William Samuels   1/13/95    80,000        3.44        5.00        3.50      7.0 Yrs
David Reese       1/13/95    40,000        3.44        5.00        3.50      7.0 Yrs
David Reese       1/13/95    15,317        3.44        5.50        3.50      3.9 Yrs
Bruce Crowley     1/13/95   100,000        3.44        5.50        3.50      4.5 Yrs
Christopher Cline 1/13/95    25,000        3.38        5.50        3.50      5.0 Yrs
Christopher Cline 1/13/95    25,000        3.38        5.50        3.50      4.5 Yrs
William Samuels   11/4/96    80,000        2.69        3.50        2.69      5.2 Yrs
William Samuels   11/4/96   525,000        2.69        3.25        2.69      7.2 Yrs
David Reese       11/4/96    40,000        2.69        3.50        2.69      5.2 Yrs
David Reese       11/4/96    15,317        2.69        3.50        2.69      2.0 Yrs
David Reese       11/4/96   330,000        2.69        3.25        2.69      7.2 Yrs
Bruce Crowley     11/4/96   100,000        2.69        3.50        2.69      2.7 Yrs
Bruce Crowley     11/4/96   201,000        2.69        3.25        2.69      7.2 Yrs
Christopher Cline 11/4/96    25,000        2.69        3.50        2.69      2.7 Yrs
Christopher Cline 11/4/96    25,000        2.69        3.50        2.69      3.2 Yrs
Christopher Cline 7/29/97    50,000        1.38        2.69        1.50      5.4 Yrs
Bruce Crowley     7/29/97   100,000        1.38        2.69        1.50      5.4 Yrs
David Reese       7/29/97    15,317        1.38        2.69        1.50      5.4 Yrs
David Reese       7/29/97   330,000        1.38        2.69        1.50      6.4 Yrs
David Reese       7/29/97    89,683        1.38        2.50        1.50      5.4 Yrs
Michael Freeman   7/29/97   100,000        1.38        2.10        1.50      4.3 Yrs
Bruce Crowley     7/29/97   201,000        1.38        2.69        1.50      6.4 Yrs
William Samuels   7/29/97   525,000        1.38        2.69        1.50      6.4 Yrs
William Samuels   7/29/97   613,035        1.38        2.50        1.50      5.4 Yrs

                             Ten-Year SAR Repricing

               The following table sets forth certain information with respect to stock appreciation right repricings during the past ten years for the Company's Named Executive Officers. The purpose of the stock appreciation right repricings in fiscal 1997 was to provide additional incentives to certain employees, officers and directors of the Company in a manner consistent with industry practices and in accordance with the terms of the Company's 1996 Stock Appreciation Rights Plan. The stock appreciation rights repricings were approved by the Company's SAR Committee.

                                               Market
                                 Number of     Price of   Exercise             Length of
                                 Securities    Stock at   Price at             Original
                                 Underlying    time of    Time of              Option Term
                                 Options/SARs  Repricing  Repricing  New       Remaining
                                 Repriced or   or Amend-  or         Exercise  at Date of
                                 Amended       ment       Amendment  Price     Repricing
Name of Holder        Date           (#)       (#)        (#)        ($)       or Amendment
--------------        ----       ------------  ---------  ---------  --------  ------------
William Samuels      1/13/95     100,000       3.44       5.50       3.50      9.6 Yrs
William Samuels     11/17/95      30,000       3.44       4.50       3.50      9.5 Yrs
David Reese          1/13/95      30,000       3.44       5.50       3.50      9.6 Yrs
David Reese         11/17/95      30,000       3.44       4.50       3.50      9.5 Yrs
Bruce Crowley        1/13/95     100,000       3.44       5.50       3.50      9.6 Yrs
Christopher Cline   11/17/95      20,000       3.38       4.50       3.50      9.5 Yrs
William Samuels      11/4/96     100,000       2.69       3.50       2.69      7.7 Yrs
William Samuels      11/4/96      30,000       2.69       3.50       2.69      8.5 Yrs
William Samuels      11/4/96      40,000       2.69       3.75       2.69      9.6 Yrs
David Reese          11/4/96      30,000       2.69       3.50       2.69      7.7 Yrs
David Reese          11/4/96      30,000       2.69       3.50       2.69      8.5 Yrs
David Reese          11/4/96      30,000       2.69       3.75       2.69      9.6 Yrs
Bruce Crowley        11/4/96     100,000       2.69       3.50       2.69      7.7 Yrs
Bruce Crowley        11/4/96      20,000       2.69       3.75       2.69      9.6 Yrs
Christopher Cline    11/4/96      20,000       2.69       3.50       2.69      8.5 Yrs
Christopher Cline    11/4/96      10,000       2.69       3.75       2.69      9.6 Yrs
William Samuels      7/29/97     114,000       1.38       2.69       1.50      4.8 Yrs
David Reese          7/29/97     120,000       1.38       2.69       1.50      4.8 Yrs
Bruce Crowley        7/29/97     150,000       1.38       2.69       1.50      4.8 Yrs
Christopher Cline    7/29/97      30,000       1.38       2.69       1.50      4.8 Yrs

  Aggregated Option/SAR Exercises in Last Fiscal Year and Option/SAR Year End
                                   Values (1)


                                                                                    Value of
                                                               Number of         Unexercised
                                                             Unexercised        In-the-Money
                                                            Options/SARs        Options/SARs
                             Shares                            at FY-End           at FY-End
                        Acquired on     Value               Exercisable/        Exercisable/
Name                   Exercise (#)  Realized              Unexercisable       Unexercisable
---------------------------------------------------------------------------------------------
William Samuels            139,000   $210,625       207,600/$38,400 SARs      $25,950/$4,800
                                                 788,035/350,000 Options     $98,504/$43,750

Michael Freeman, Ph.D.     32,000    $ 72,000              32,000/0 SARs           $4,000/$0
                                                   50,000/50,000 Options       $6,250/$6,250


David Reese                32,000    $ 72,000        156,000/30,000 SARs      $19,500/$3,750
                                                 215,000/220,000 Options     $26,875/$27,500

Bruce Crowley                                        120,000/40,000 SARs      $15,000/$5,000
                                                 167,000/134,000 Options     $20,875/$16,750

Christopher Cline                                     28,000/22,000 SARs       $3,500/$2,750
                                                    41,666/8,334 Options       $5,208/$1,042

(1) The closing bid price of a share of the Company's Common Stock at December 31, 1997, was $1 5/8. The base price of the SARs and the exercise price of the options was $1.50.

                            Board Compensation Report

Executive Compensation Policy

               The Company's executive compensation policy is designed to attract, motivate, reward and retain the key executive talent necessary to achieve the Company's business objectives and contribute to the long-term success of the Company. In order to meet these goals, the Company's compensation policy for its executive officers focuses primarily on determining appropriate salary levels and providing long-term stock-based incentives. To a lesser extent, the Company's compensation policy also contemplates performance-based cash bonuses. The Company's compensation principles for the Chief Executive Officer are identical to those of the Company's other executive officers.

               Cash Compensation. In determining its recommendations for adjustments to officers' base salaries for fiscal 1997 the Company focused primarily on the scope of each officer's responsibilities, each officer's contributions to the Company's success in moving toward its long-term goals during the fiscal year, the accomplishment of goals set by the officer and approved by the Board for that year, the Company's assessment of the quality of services rendered by the officer, comparison with compensation for officers of comparable companies and an appraisal of the Company's financial position. In certain situations, relating primarily to the completion of important transactions or developments, the Company may also pay cash bonuses, the amount of which will be determined based on the contribution of the officer and the benefit to the Company of the transaction or development.

               Equity Compensation. The grant of stock options and stock appreciation rights to executive officers constitutes an important element of long-term compensation for the executive officers. The grant of stock options and stock appreciation rights increases management's equity ownership in the Company with the goal of ensuring that the interests of management remain closely aligned with those of the Company's stockholders. The Board believes that stock options and stock appreciation rights in the Company provide a direct link between executive compensation and stockholder value. By attaching vesting requirements, stock options and stock appreciation rights also create an incentive for executive officers to remain with the Company for the long term. See "Stock Option Plans" and "1992 Stock Appreciation Rights Plan."

         SAR/Compensation Committee Interlocks and Insider Participation

               The SAR/Compensation Committee of the Board of Directors ("Committee") is responsible for making all compensation decisions with respect to the executive officers of the Company. The Committee consists of William Frank and Steven Schuster, both of whom were elected to the Committee in June 1996.

Chief Executive Officer Compensation

               As indicated above, the factors and criteria upon which the compensation of William C. Samuels, the Chief Executive Officer, is based are identical to the criteria used in evaluating the compensation packages of the other executive officers of the Company. The Chief Executive Officer's individual contributions to the Company included his leadership role in establishing and retaining a strong management team, developing and implementing the Company's business plans and attracting investment capital to the

Company. In addition, the Company reviewed compensation levels of chief executive officers at comparable companies with the Company's industry.

Respectfully submitted,

William Samuels, Chairman
David Reese, Bruce Crowley, Richard Hyman, William Frank, Steven Schuster and Jess Ravich

                         SAR/Corporate Performance Graph

               The following graph shows a comparison of cumulative total stockholder returns from December 31, 1992 through December 31, 1997 for the Company, the Nasdaq Stock Market-U.S. Index ("Nasdaq") and the Hambrecht & Quist Technology Index ("H&Q").

                                [Graphic Omitted}

                     ACTV, Inc.              H&Q          NASDAQ
                     ----------              ---          ------
Dec-92                100.00                100.00        100.00
Mar-93                341.18                106.25        101.88
Jun-93                282.35                108.96        103.83
Sep-93                285.27                111.27        112.58
Dec-93                311.76                117.41        114.80
Mar-94                288.24                121.74        109.97
Jun-94                264.71                111.37        104.83
Sep-94                252.94                127.00        113.51
Dec-94                170.59                141.04        112.21
Mar-95                235.29                157.94        122.33
Jun-95                205.88                197.02        139.93
Sep-95                264.71                222.66        156.79
Dec-95                176.47                210.89        158.70
Mar-96                211.76                214.95        166.10
Jun-96                173.51                230.25        179.66
Sep-96                147.06                244.43        186.05
Dec-96                152.94                262.10        195.19
Mar-97                 97.04                249.83        184.61
Jun-97                 80.89                300.71        218.45
Sep-97                 69.13                364.43        255.40
Dec-97                 76.47                307.29        239.53

               The graph assumes that the value of the investment in the Company's Common Stock, Nasdaq and H&Q was $100 on December 31, 1992 and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock.

Other Compensation

               Outside directors may be paid an honorarium for attending meetings of the Board of Directors of the Company, in an amount that management anticipates will not exceed $500 per meeting.


                   Stock Options and Stock Appreciation Rights

Stock Option Plans

               On August 9, 1989, the Board of Directors approved a 1989 Employee Incentive Stock Option Plan and a 1989 Non-Qualified Stock Option Plan (collectively, the "Plans") and on October 20, 1989, the stockholders authorized and approved the adoption of the Plans. Michael J. Freeman is not eligible to participate in either Plan. The 1989 Employee Incentive Stock Option Plan, which is administered by the Board of Directors, provides for the issuance of up to an aggregate of 100,000 shares of Common Stock upon exercise of options granted to key employees. This Plan stipulates that the option price may not be less than the fair market value on the date of the grant and, from May 4, 1990, through May 4, 1992, could not be less than $5.50 per share. Options granted under this Plan shall not be exercisable for a period longer than ten (10) years from the date of the grant. The Plan generally provides that at the time of exercise of any option the purchase price must be delivered in cash, or at the option of the Board of Directors, or a committee designated by the Board to administer the Plan (the "Committee"), through delivery of the Company's Common Stock equal in value to the option exercise price, or by a combination thereof. Options under this Plan may be issued as "Incentive Stock Options" under federal tax laws. As of December 31, 1997, 49,567 options were outstanding under this Option Plan at an exercise price of $1.50 per share, which options expire between the years 2000 and 2002. During 1997 no options granted under the Plan were exercised and 6,933 options granted under the Plan had either expired or were canceled.

               The 1989 Non-qualified Stock Option Plan, which is administered by the Board of Directors, provides for the issuance of up to an aggregate of 100,000 shares of Common Stock upon exercise of options granted to employees, officers, directors, consultants and independent contractors. This Plan provides that the Board has the discretion to establish the option exercise price, and that the option exercise price may be less than fair market value at the time of the grant of the option. Options granted under this Plan shall expire on a date determined by the Board or the Committee, but in no event later than three months after the termination of employment or retainer. This Plan generally provides that the purchase price must be delivered in cash, or if permitted by the Board or the Committee, services rendered or by a combination thereof. As of December 31, 1997, 47,250 options were outstanding under this Plan at an exercise price of $1.50 per share, which options expire between the years 1998 and 2002. During 1997 no options granted under the Plan were exercised and 250 options granted under the Plan had either expired or were canceled.

               The Company's 1996 Stock Option Plan (the "1996 Stock Option Plan") was adopted by the Board of Directors in April 1996 and approved by the shareholders in July 1996. The purpose of the 1996 Stock Option Plan is to grant officers, employees and others who provide significant services to the Company a favorable opportunity to acquire Common Stock so that they have an incentive to contribute to its success and remain in its employ. Under the 1996 Stock Option Plan, the Company is authorized to issue options for a total of 500,000 shares of Common Stock. As of December 31, 1997, 430,000 options were issued under the plan, 50,000 of which had been canceled.

               As of December 31, 1997, the Company has also issued options to purchase shares of Common Stock at varying prices, expiring at dates from 1998 to 2003, that are not part of the Plans. These include options to (i) Mr. Samuels for 1,138,035 shares at $1.50 per share; (ii) Mr. Reese for 435,000 shares at $1.50 per share; (iii) Mr. Crowley for 301,000 shares at $1.50 per share; and (iv) Mr. Cline for 50,000 shares at $1.50 per share. During the year ended December 31, 1997, no executive officer exercised options.

1992 Stock Appreciation Rights Plan

               The Company's 1992 Stock Appreciation Rights Plan (the "1992 SAR Plan") was approved by the Company's stockholders in December 1992. The 1992 SAR Plan provides a means whereby employees, officers, directors, consultants and independent contractors may acquire the right to participate in the appreciation of the Common Stock of the Company pursuant to stock appreciation rights ("SARs"). The 1992 SAR Plan is designed to promote the long-term interest of the Company and its stockholders by providing the recipients with an additional incentive to promote the financial success of the Company and its subsidiaries. Subject to adjustment as set forth in the 1992 SAR Plan, the aggregate number of SARs that may be granted shall not exceed 900,000. The 1992 SAR Plan is administered by the Stock Appreciation Rights Committee (the "SAR Committee").

               SARs may not be exercised until the expiration of six months from the date of grant, and could in no event be exercised earlier than May 1, 1994. One-fifth of the SARs awarded to a recipient vest at the end of each 12-month period following the date of grant. If a holder of an SAR ceases to be an employee, director or consultant of the Company, or one of its subsidiaries or an affiliate, other than by reason of the holder's death or disability, any SARs that have not vested shall become void. Exercise of SARs also will be subject to such further restrictions (including limits on the time of exercise) as may be required to satisfy the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission and any other applicable law or regulation (including, without limitation, federal and state securities laws and regulations). SARs are not transferable, except by will or under the laws of descent and distribution or pursuant to a domestic relations order as defined in the Internal Revenue Code of 1986, as amended.

               Upon exercise of an SAR, the holder will receive for each share for which an SAR is exercised, as determined by the SAR Committee in its discretion, (a) shares of the Company's Common Stock, (b) cash, or (c) cash and shares of Common Stock, equal to the difference between (i) the fair market value per share of the Common Stock on the date of exercise of the SAR and (ii) the value of an SAR, which amount shall be no less than the fair market value per share of Common Stock on the date of grant of the SAR.

               A grant of SARs has no federal income tax consequences at the time of such grant. Upon the exercise of SARs, the amount of any cash and, generally, the fair market value of any shares of Common Stock received, is taxable to the holder as ordinary income; the Company will have a corresponding deduction. Upon the sale of any Common Stock acquired by the exercise of SARs, holders will realize long-term or short-term capital gains or losses, depending upon their holding period for such Common Stock.

               Under the Company's 1992 SAR Plan, as of December 31, 1997, the Company had granted a total of 516,000 outstanding SARs at an exercise price of $1.50 per share, including 116,000 SARs to William Samuels, 100,000 SARs to Bruce Crowley, 76,000 SARs to David Reese and 20,000 SARs to Christopher Cline. The initial prices of all the SARs granted were equal to the fair market values of a share of Common Stock on the dates of grant. The SARs expire between 2001 and 2006.

1996 Stock Appreciation Rights Plan

               The Company's 1996 Stock Appreciation Rights Plan (the "1996 SAR Plan") was adopted by the Board of Directors in April 1996 and approved by the shareholders in July 1996. The 1996 SAR Plan will provide a means whereby employees, officers, directors, consultants and independent contractors may acquire the right to participate in the appreciation of the Common Stock of the Company pursuant to "Stock Appreciation Rights" ("SARs"). The 1996 SAR Plan is designed to promote the long-term interest of the Company and its stockholders by providing these individuals with an additional incentive to promote the financial success of the Company and its subsidiary corporations. Subject to adjustment as set forth in the 1996 SAR Plan, the aggregate number of SARs that may be granted pursuant to the 1996 SAR Plan shall not exceed 500,000; provided, however that at no time shall there be more than an aggregate of 900,000 outstanding, unexercised SARs granted pursuant to both the 1996 SAR Plan and the Company's 1992 Stock Appreciation Rights Plan. (See "1992 Stock Appreciation Rights Plan"). The 1996 SAR Plan is administered by the Stock Appreciation Rights Committee (the "SAR Committee"). The 1996 SAR Plan imposes no limit on the number of recipients to whom awards may be made.

               SARs may not be exercised until the expiration of six months from the date of grant. If a holder of an SAR ceases to be an employee, director or consultant of the Company, or one of its subsidiaries or an affiliate, other than by reason of the holder's death or disability, any SARs that have not vested shall become void. Exercise of SARs also will be subject to such further restrictions (including limits on the time of exercise) as may be required to satisfy the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission and any other applicable law or regulation (including, without limitation, federal and state securities laws and regulations). SARs are not transferable, except by will or under the laws of descent and distribution or pursuant to a domestic relations order as defined in the Internal Revenue Code of 1986, as amended.

               Upon exercise of an SAR, the holder will receive for each share for which an SAR is exercised, as determined by the SAR Committee in its discretion, (a) shares of the Company's Common Stock, (b) cash, or (c) cash and shares of the Company's Common Stock, equal to the difference between (i) the fair market value per share of the Common Stock on the date of exercise of the SAR and (ii) the value of an SAR, which amount shall be no less than the fair market value per share of Common Stock on the date of grant of the SAR.

               The terms of the SARs will be set forth in a certificate of grant issued to the holder, which certificate will contain the provisions referred to above and such other provisions as the SAR Committee may determine.

               A grant of SARs has no federal income tax consequences at the time of such grant. Upon the exercise of such SARs, the amount of any cash and, generally, the fair market value of any shares of Common Stock of the Company received, is taxable to the holder as ordinary income; the Company will have a corresponding deduction. Upon the sale of the Company's Common Stock acquired by the exercise of SARs, holders will realize long-term or short-term capital gains or losses, depending upon their holding period for such Common Stock.

               Under the Company's 1996 SAR Plan, as of December 31, 1997, the Company had granted a total of 380,000 outstanding SARs at an exercise price of $1.50 per share, including 130,000 SARs to William Samuels, 110,000 SARs to David Reese, 60,000 SARs to Bruce Crowley and 30,000 SARs to Christopher Cline.

Section 401(k) Plan

               During 1996, the Company adopted a Savings and Retirement Plan (the "401(k) Plan") covering the Company's full-time employees, the 401(k) Plan is intended to qualify under Section 401(k) of the Internal Revenue Code, so that contributions to the 401(k) Plan by employees or by the Company, and the investment earnings on such contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company, if any, will be deductible by the Company when made. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit ($9,500 in 1997) and to have the amount of such reduction contributed to the 401(k) Plan. The 401(k) Plan permits, but does not require, additional matching contributions to the 401(k) Plan by the Company on behalf of all participants in the 401(k) Plan.

Options Grants in Subsidiaries

               During 1997, the Company issued to certain employees options to acquire Class B Common Stock of its subsidiaries. The options generally vest in increments and are exercisable over a ten-year option period. Class B Common Shares in total represent not more than 20% of all authorized common stock of each subsidiary. Each Class B Common Share carries "super-voting" rights, entitling the holder to 25 votes.

               To date, with respect to its operating subsidiaries, the Company has issued a total of 1,000,000, 960,000 and 500,000 Class B options for ACTV Net, Inc., ACTV Entertainment, Inc., and the Texas Individualized Television Network, Inc., respectively. Included in these totals are options for 350,000, 350,000, 100,000, and 20,000 issued to Messrs. Samuels, Crowley, Reese and Cline with respect to ACTV Net, Inc.; 350,000, 350,000, 100,000 and 20,000 issued to Messrs. Samuels, Reese, Crowley and Cline with respect to ACTV Entertainment, Inc.; and 250,000 issued to each of Messrs. Samuels and Reese with respect to the Texas Individualized Television Network, Inc.

               Each of the Class B options has been issued with an exercise price at or above the fair market value per share upon issuance, based on an independent, outside appraisal obtained by the Company.

               The Class B option holders have also entered into shareholders' agreements that limit their ability to sell shares acquired upon option exercise and that grant a right of first refusal to the other option holders prior to any contemplated sale of shares so acquired.

               Each holder of Class B options of the Texas Individualized Television Network, Inc. and of certain currently non-operating subsidiaries (assuming that any of such subsidiaries is capitalized with at least $5 million) has the right to exchange such options into options of the Company's Common Stock. Such exchange may not be made prior to January 1, 1999.

                             SECTION 16(a) REPORTING

               As under the securities laws of the United States, the Company's directors, its executive (and certain other) officers, and any persons holding ten percent or more of the Company's Common Stock must report on their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission and to the National Association of Securities Dealers, Inc.'s Automated Quotation System. Specific due dates for these reports have been established. During the year ended December 31, 1997 the Company believes all reports on behalf of its executive officers and directors for all transactions were filed on a timely basis. The Company does not believe that Banca del Gottardo, a principal shareholder, filed all reports on its ownership of the Company's Common Stock, on a timely basis, if at all.


                       MEETINGS OF THE BOARD OF DIRECTORS

               There were seven meetings of the Company's Board of Directors during 1997 held on January 9, 1997, March 13, 1997, May 16, 1997, September 2, 1997, October 13, 1997, November 21, 1997 and December 24, 1997. All of the Directors were either present or participated by telephone conference call at such meetings, except David Reese who was not present at, nor did he participate in the November 21, 1997 meeting, except Steven Schuster who was not present at, nor did he participate in the November 21, 1997 meeting, Richard Hyman who was not present at, nor did he participate in the January 9, 1997 and September 2, 1997 meetings, William Frank who was not present at, nor did he participate at in the October 13, 1997 meeting and Jess Ravich, who was not present at, nor did he participate at the May 16, 1997 and December 24, 1997 meetings. There was one unanimous written consent of the Company's Board of Directors, pursuant to
Section 141 of the General Corporation Law of Delaware, during 1997 dated November 15, 1997. The Company has a Compensation Committee, consisting of Steven Schuster and William A. Frank. During 1997, the Compensation Committee met two times on July 29, 1997 and October 31, 1997. The Compensation Committee decides issues related to compensation, stock appreciation rights and stock options that are not part of an incentive stock option plan. The Company also has an Incentive Stock Option Committee, which consists of William Samuels and David Reese. There were two meetings of the Company's Incentive Stock Option Committee during 1997 held on March 24, 1997 and September 23, 1997. The Company's Audit Committee, consisting of Steven Schuster and Richard Hyman, was formed in January 1998. The Company does not currently have a Nominating Committee.


               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

               On March 11, 1994, the Post Company, an affiliate of the Company, entered into a voting agreement with the Company and William C. Samuels, Chief Executive Officer of the Company, as voting trustee ("Voting Trustee"), pursuant to which the Post Company has assigned to Mr. Samuels its voting rights with respect to the Company's Common Stock that it holds. This voting trust remains in effect for 10 years, or as long as the Post Company's shareholdings in the Company are less than 51% of outstanding Common Stock. The Post Company also regains the right to vote its shares of Common Stock under certain circumstances, including the proposal of any amendment to the Company's certificate of incorporation requiring stockholder approval; in case of any reclassification or change of the outstanding Common Stock of the Company, any consolidation of the Company with, or merger of the Company into, another corporation, or in the case of a sale or conveyance to another corporation or other entity of all or substantially all of the property, assets or business of the Company; upon the commencement of a proxy contest regarding the Company's Board of Directors; if a person or entity acquires 20% or more of the outstanding Common Stock of the Company; or if a conflict of interest (as determined by the Post Company in its sole discretion) involving the Voting Trustee or any successor Voting Trustee should arise.

               In connection with a 1992 option agreement that was entered into pursuant to an investment by the Post Company at that time, the Post Company also received the right to purchase, from the Company, at a fair market exercise price to be determined, an amount of shares of Common Stock necessary to increase the Post Company's percentage ownership of the total then outstanding shares of Common Stock to 51%. Such right was exercisable through March 17, 1997, and expired unexercised.

               William A. Frank is a director of the Company and was formerly the Chief Executive Officer of Greenwich Entertainment Group (the "Greenwich Group"), a position he held from 1994 to 1997. In January 1995, the Company granted an exclusive license to the Greenwich Group for the use of the Company's programming technology in shopping malls, museums and entertainment centers. The Company was to receive an 8% to 10% royalty of annual ticket sales per theater. In addition, the Company invested approximately $274,000 in 1996, in the Greenwich Group, in exchange for approximately 15% of the Greenwich Group's outstanding common stock. During 1997, an involuntary bankruptcy petition was filed against the Greenwich Group and it is currently in liquidation.

               Jess Ravich is a director of the Company and the Chief Executive Officer and majority stockholder of Libra Investments ("Libra"). Libra has acted as financial advisor or placement agent to the Company from time to time and has been paid fees in cash and/or equity securities of the Company. Libra acted as placement agent in the August 1996 placement of cumulative exchangeable preferred stock of ACTV Holdings, Inc. (the "Exchangeable Preferred") and was paid a fee of $750,000 and issued warrants to purchase an aggregate of 36,000 shares of Exchangeable Preferred at an exercise price of $25.00 per share (15,750 of such warrants were subsequently assigned by Libra to Mr. Ravich). In December 1996, in consideration for the performance of financial advisory services, the Company issued to Libra warrants to purchase 100,000 shares of the Company's Common Stock currently exercisable at $1.50 per share (45,000 of which were subsequently assigned by Libra to Mr. Ravich). Libra acted as placement agent in connection with a placement of $5,000,000 principal amount of debt securities along with warrants to purchase equity of either the Company or its subsidiary, The Texas Individualized Network, Inc., and Libra was paid a fee $150,000 in connection with such placement. Mr. Ravich purchased $480,000 principal amount of such securities in the placement. Libra also received a fee of $25,000 for advisory services rendered during the fourth quarter of 1997, and has been retained to continue to perform such services in 1998 for a fee of $25,000 per quarter.

               During 1997, under the 1996 Stock Appreciation Rights Plan, the Company granted Stock Appreciation Rights ("SARs"), at an exercise price of $1.50 per share to William Samuels, 100,000 SARs, David Reese, 50,000 SARs, Bruce Crowley, 10,000 SARs and Christopher Cline 20,000 SARs. The SARs were granted pursuant to the 1996 Stock

Appreciation Rights Plan, to provide an additional incentive to the grantees to promote the financial success of the Company and its Subsidiaries.

               All current transactions between the Company, and its officers, directors and principal stockholders or any affiliates thereof are, and in the future such transactions will be, on terms no less favorable to the Company than could be obtained from unaffiliated third-parties.

                                 PROPOSAL NO. 2

                            ADOPTION OF THE COMPANY'S
                             1998 STOCK OPTION PLAN

               The Company's 1998 Stock Option Plan (the "1998 Option Plan") was adopted by the Board of Directors in April 1998. The purpose of the 1998 Option Plan is to grant directors, executive officers, employees, consultants and others who provide significant services to the Company a favorable opportunity to acquire Common Stock so that they have an incentive to contribute to its success and remain in its employ. Under the 1998 Option Plan, the Company is authorized to issue options for a total of 900,000 shares of Common Stock.

Description of 1998 Stock Option Plan

               All directors, executive officers, employees, consultants and other persons who perform significant services for or on behalf of the Company are eligible to participate in the 1998 Option Plan. The Company currently has approximately 40 full-time employees.

               The Company may grant under the 1998 Option Plan both incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options that do not qualify for incentive treatment under the Code ("Nonstatutory Options").

               A copy of the 1998 Option Plan is attached hereto as Appendix B. The following summary of the 1998 Option Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 1998 Option Plan.

Administration.

               The Plan shall be administered by the Board of Directors of ACTV (the "Board"), if each member is a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), or a committee (the "Committee") of two or more directors, each of whom is a disinterested person. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

               A majority of the members of the Committee shall constitute a quorum for the purposes of the Plan. Provided a quorum is present, the Committee may take action by affirmative vote or consent of a majority of its members present at a meeting. Meetings may be held telephonically as long as all members are able to hear one another, and a member of the Committee shall be deemed to be present for this purpose if he or she is in simultaneous communication by telephone with the other members who are able to hear one another. In lieu of action at a meeting, the Committee may act by written consent of a majority of its members.

               Subject to the express provisions of the Plan, the Committee shall have the authority to construe and interpret the Plan and all Stock Option Agreements (as defined in Section 3.4 of the 1998 Stock Option Plan) entered into pursuant hereto and to define the terms used therein, to prescribe, adopt, amend and rescind rules and regulations relating to the administration of the Plan and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Committee may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper; and, provided, further, in its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. Subject to the express limitations of the Plan, the Committee shall designate the individuals from among the class of persons eligible to participate as provided in Section 1.3 of the 1998 Stock Option Plan, who shall receive options, whether an optionee will receive Incentive Stock Options or Nonstatutory Options, or both, and the amount, price, restrictions and all other terms and provisions of such options (which need not be identical).

               Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company's officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully protected by the Company in respect of any such action, determination or interpretation.

Stock Subject to the Plan.

               Subject to adjustment as provided in Section 3.5 of the 1998 Stock Option Plan, the stock to be offered under the Plan shall be shares of authorized but unissued Common Stock, including any shares repurchased under the terms of the Plan or any Stock Option Agreement entered into pursuant hereto. The cumulative aggregate number of shares of Common Stock to be issued under the Plan shall not exceed 900,000, subject to adjustment as set forth in Section 3.5 of the 1998 Stock Option Plan.

               If any option granted hereunder shall expire or terminate for any reason without having been fully exercised, the unpurchased shares subject thereto shall again be available for the purposes of the Plan. For purposes of
Section 1.4 of the 1998 Stock Option Plan, where the exercise price of options is paid by means of the grantee's surrender of previously owned shares of Common Stock, only the net number of additional shares issued and which remain outstanding in connection with such exercise shall be deemed "issued" for purposes of the Plan.

Option Price.

               The exercise price of each incentive Stock option granted under the Plan shall be determined by the Committee, but shall not be less than 100% of the "Fair Market Value" (as defined below) of Common Stock on the date of grant. If an Incentive Stock Option is granted to an employee who at the time such option is granted owns (within the meaning of section 424(d) of the Code) more than 10% of the total combined voting power of all classes of capital stock of the Company, the option exercise price shall be at least 110% of the Fair Market Value of Common Stock on the date of grant and the option by its terms shall not be exercisable after the expiration of 5 years from the date such option is granted. The exercise price of each Nonstatutory Option also shall be determined by the Committee, but shall not be less than 85% of the Fair Market Value of Common Stock on the date of grant. The status of each option granted under the Plan as either an Incentive Stock Option or a Nonstatutory Stock Option shall be determined by the Committee at the time the Committee acts to grant the option, and shall be clearly identified as such in the Stock Option Agreement relating thereto.

               "Fair Market Value" for purposes of the Plan shall mean: (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any, on the day previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, (1) the last sales price (if Common Stock is then listed on the Nasdaq Stock Market) or (2) the mean between the closing representative bid and asked price (in all other cases) for Common Stock on the day prior to such date as reported by Nasdaq or such successor quotation system; or (iii) if there is no listing or trading of Common Stock either on a national exchange or over-the-counter, that price determined in good faith by the Committee to be the fair value per share of Common Stock, based upon such evidence as it deems necessary or advisable.

               In the discretion of the Committee exercised at the time the option is exercised, the exercise price of any option granted under the Plan shall be paid in full in cash, by check or by the optionee's interest-bearing promissory note (subject to any limitations of applicable state corporations law) delivered at the time of exercise; provided, however, that subject to the timing requirements of Section 2.7 of the 1998 Stock Option

Plan, in the discretion of the Committee and upon receipt of all regulatory approvals, the person exercising the option may deliver as payment in whole or in part of such exercise price certificates for Common Stock of the Company (duly endorsed or with duly executed stock powers attached), which shall be valued at its Fair Market Value on the day of exercise of the option, or other property deemed appropriate by the Committee; and, provided further, that subject to Section 422 of the Code so-called cashless exercises as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board shall be permitted in the discretion of the Committee. Without limiting the Committee's discretion in this regard, consecutive book entry stock-for-stock exercises of options (or "pyramiding") also are permitted in the Committee's discretion.

               Irrespective of the form of payment, the delivery of shares pursuant to the exercise of an option shall be conditioned upon payment by the optionee to the Company of amounts sufficient to enable the Company to pay all federal, state, and local withholding taxes applicable, in the Company's judgment, to the exercise. In the discretion of the Committee, such payment to the Company may be effected through (i) the Company's withholding from the number of shares of Common Stock that would otherwise be delivered to the optionee by the Company on exercise of the option a number of shares of Common Stock equal in value (as determined by the Fair Market Value of Common Stock on the date of exercise) to the aggregate withholding taxes, (ii) payment by the optionee to the Company of the aggregate withholding taxes in cash, (iii) withholding by the Company from other amounts contemporaneously owed by the Company to the optionee, or (iv) any combination of these three methods, as determined by the Committee in its discretion.

Option Period.

               (a) The Committee shall provide, in the terms of each Stock Option Agreement, when the option subject to such agreement expires and becomes unexercisable, but in no event will an Incentive Stock Option granted under the Plan be exercisable after the expiration of ten years from the date it is granted. Without limiting the generality of the foregoing, the Committee may provide in the Stock Option Agreement that the option subject thereto expires 30 days following a Termination of Employment for any reason other than death or disability or six months following a Termination of Employment for disability or following an optionee's death.

               (b) Outside Date for Exercise. Notwithstanding any provision of this Section 2.2 of the 1998 Stock Option Plan, in no event shall any option granted under the Plan be exercised after the expiration date of such option set forth in the applicable Stock Option Agreement.

Exercise of Options.

               Each option granted under the Plan shall become exercisable and the total number of shares subject thereto shall be purchasable, in a lump sum or in such installments, which need not be equal, as the Committee shall determine; provided, however, that each option shall become exercisable in full no later than ten years after such option is granted, and each option shall become exercisable as to at least 10% of the shares of Common Stock covered thereby on each anniversary of the date such option is granted; and provided, further, that if the holder of an option shall not in any given installment period purchase all of the shares which such holder is entitled to purchase in such installment period, such holder's right to purchase any shares not purchased in such installment period shall continue until the expiration or sooner termination of such holder's option. The Committee may, at any time after grant of the option and from time to time, increase the number of shares purchasable in any installment, subject to the total number of shares subject to the option and the limitations set forth in Section 2.5 of the 1998 Stock Option Plan. At any time and from time to time prior to the time when any exercisable option or exercisable portion thereof becomes unexercisable under the Plan or the applicable Stock Option Agreement, such option or portion thereof may be exercised in whole or in part; provided, however, that the Committee may, by the terms of the option, require any partial exercise to be with respect to a specified minimum number of shares. No option or installment thereof shall be exercisable except with respect to whole shares. Fractional share interests shall be disregarded, except that they may be accumulated as provided above and except that if such a fractional share interest constitutes the total shares of Common Stock remaining available for purchase under an option at the time of exercise, the optionee shall be entitled to receive on exercise a certified or bank cashier's check in an amount equal to the Fair Market Value of such fractional share of stock.

Transferability of Options.

               Except as the Committee may determine as aforesaid, an option granted under the Plan shall, by its terms, be nontransferable by the optionee other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined by the Code), and shall be exercisable during the optionee's lifetime only by the optionee or by his or her guardian or legal representative. More particularly, but without limiting the generality of the immediately preceding sentence, an option may not be assigned, transferred (except as provided in the preceding sentence), pledged or hypothecated (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of any option contrary to the provisions of the Plan and the applicable Stock Option Agreement, and any levy of any attachment or similar process upon an option, shall be null and void, and otherwise without effect, and the Committee may, in its sole discretion, upon the happening of any such event, terminate such option forthwith.

Issuance of Stock Certificates.

               Upon exercise of an option, the Company shall deliver to the person exercising such option a stock certificate evidencing the shares of Common Stock acquired upon exercise. Notwithstanding the foregoing, the Committee in its discretion may require the Company to retain possession of any certificate evidencing stock acquired upon exercise of an option which remains subject to repurchase under the provisions of the Stock Option Agreement or any other agreement signed by the optionee in order to facilitate such repurchase provisions.

Adjustments Upon Changes in Capitalization; Merger and Consolidation.

               If the outstanding shares of Common Stock are changed into, or exchanged for cash or a different number or kind of shares or securities of the Company or of another corporation through reorganization, merger, recapitalization, reclassification, stock split-up, reverse stock split, stock dividend, stock consolidation, stock combination, stock reclassification or similar transaction, an appropriate adjustment shall be made by the Committee in the number and kind of shares as to which options and restricted stock may be granted. In the event of such a change or exchange, other than for shares or securities of another corporation or by reason of reorganization, the Committee shall also make a corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment, however, shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share (except for any change in the aggregate price resulting from rounding-off of share quantities or prices).

               In the event of a "spin-off" or other substantial distribution of assets of the Company which has a material diminutive effect upon the Fair Market Value of the Common Stock, the Committee in its discretion shall make an appropriate and equitable adjustment to the exercise prices of options then outstanding under the Plan.

               Where an adjustment under Section 3.5 of the 1998 Stock Option Plan, of the type described above is made to an Incentive Stock Option, the adjustment will be made in a manner which will not be considered a "modification" under the provisions of subsection 424(b)(3) of the Code.

               In connection with the dissolution or liquidation of ACTV or a partial liquidation involving 50% or more of the assets of ACTV, a reorganization of ACTV in which another entity is the survivor, a merger or reorganization of ACTV under which more than 50% of the Common Stock outstanding prior to the merger or reorganization is converted into cash or into another security, a sale of more than 50% of the Company's assets, or a similar event that the Committee determines, in its discretion, would materially alter the structure of ACTV or its ownership, the Committee, upon 30 days prior written notice to the option holders, may, in its discretion, do one or more of the following: (i) shorten the period during which options are exercisable (provided they remain exercisable for at least 30 days after the date the notice is given); (ii) accelerate any vesting schedule to which an option is subject;
(iii) arrange to have the surviving or successor entity grant replacement options with appropriate adjustments in the number and kind of securities and option prices, or (iv) cancel options upon payment to the option holders in cash, with respect to each option to the extent then exercisable (including any options as to which the exercise has been accelerated as contemplated in clause
(ii) above), of any amount that is the equivalent of the Fair Market Value of the Common Stock (at the effective time of the dissolution, liquidation, merger, reorganization, sale or other event) or the fair market value of the option. In the case of a change in corporate control, the Committee may, in considering the advisability or the terms and conditions of any acceleration of the exercisability of any option pursuant to Section 3.5 of the 1998 Stock Option Plan, take into account the penalties that may result directly or indirectly from such acceleration to either the Company or the option holder, or both, under Section 280G of the Code, and may decide to limit such acceleration to the extent necessary to avoid or mitigate such penalties or their effects.

               No fractional share of Common Stock shall be issued under the Plan on account of any adjustment under Section 3.5 of the 1998 Stock Option Plan.

Amendment and Termination.

               The Board or the Committee may at any time suspend, amend or terminate the Plan and may, with the consent of the option holder, make such modifications of the terms and conditions of such option holder's option as it shall deem advisable, provided, however, that, without approval of the Company's stockholders given within twelve months before or after the action by the Board or the Committee, no action of the Board or the Committee may, (A) materially increase the benefits accruing to participants under the Plan; (B) materially increase the number of securities which may be issued under the Plan; or (C) materially modify the requirements as to eligibility for participation in the Plan. No option may be granted during any suspension of the Plan or after such termination. The amendment, suspension or termination of the Plan shall not, without the consent of the option holder affected thereby, alter or impair any rights or obligations under any option theretofore granted under the Plan. No option way be granted during any period of suspension nor after termination of the Plan, and in no event may any option be granted under the Plan after the expiration of ten years from the date the Plan is adopted by the Board.

Privileges of Stock Ownership; Non-Distributive Intent;
Reports to Option Holders.

               A participant in the Plan shall not be entitled to the privilege of stock ownership as to any shares of Common Stock not actually issued to the optionee. Upon exercise of an option at a time when there is not in effect under the Securities Act of 1933, as amended, a Registration Statement relating to the Common Stock issuable upon exercise or payment therefor and available for delivery a Prospectus meeting the requirements of Section 10(a)(3) of said Act, the optionee shall represent and warrant in writing to the Company that the shares purchased are being acquired for investment and not with a view to the distribution thereof.

               The Company shall furnish to each optionee under the Plan the Company's annual report and such other periodic reports, if any, as are disseminated by the Company in the ordinary course to its stockholders.

Legending Share Certificates.

               In order to enforce any restrictions imposed upon Common Stock issued upon exercise of an option granted under the Plan or to which such Common Stock may be subject, the Committee may cause a legend or legends to be placed on any share certificates representing such Common Stock, which legend or legends shall make appropriate reference to such restrictions, including, but not limited to, a restriction against sale of such Common Stock for any period of time as may be required by applicable laws or regulations. If any restriction with respect to which a legend was placed on any certificate ceases to apply to Common Stock represented by such certificate, the owner of the Common Stock represented by such certificate may require the Company to cause the issuance of a new certificate not bearing the legend.

               Additionally, and not by way of limitation, the Committee may impose such restrictions on any Common Stock issued pursuant to the Plan as it may deem advisable, including, without limitation, restrictions under the requirements of any stock exchange or market upon which Common Stock is then traded.

Termination.

               The Plan shall terminate automatically as of the close of business on the day preceding the tenth anniversary date of its adoption by the Board or earlier as provided in Section 3.8. Unless otherwise provided herein, the termination of the Plan shall not affect the validity of any option agreement outstanding at the date of such termination.

Federal Income Tax Treatment

               Under the Code, neither the grant nor the exercise of Incentive Stock Options is a taxable event to the optionee (except to the extent an optionee may be subject to alternative minimum tax); rather, the optionee is subject to tax only upon the sale of the common stock acquired upon exercise of the Incentive Stock Option. Upon such a sale, the entire difference between the amount realized upon the sale and the exercise price of the option will be taxable to the optionee. Subject to certain holding period requirements, such difference will be taxed as a capital gain rather than as ordinary income.

               Optionees who receive Nonstatutory Options will be subject to taxation upon exercise of such options on the spread between the Fair Market Value of the Common Stock on the date of exercise and the exercise price of such options. This spread is treated as ordinary income to the optionee, and the Company is permitted to deduct as an employee expense a corresponding amount. Nonstatutory Options do not give rise to a tax preference item subject to the alternative minimum tax.

Stockholder Vote Required

               Approval of the Company's 1998 Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting of Stockholders.

            The Board of Directors recommends a vote for approval of
                      the Company's 1998 Stock Option Plan.

                                 PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP
                     AS THE COMPANY'S INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

               The Board of Directors of the Company has adopted resolutions appointing Deloitte & Touche LLP as the Company's independent certified public accountants for the ensuing year. Deloitte & Touche LLP, which has served as the Company's independent certified public accountants since 1989, is familiar with the Company's operations, accounting policies and procedures and is, in the Company's opinion, well-qualified to act in this capacity. A member of Deloitte & Touche LLP will be available to answer questions and will have the opportunity to make a statement if he or she so desires at the Annual Meeting of Stockholders.

Stockholder Vote Required

               Ratification of the appointment of Deloitte & Touche LLP as independent certified public accountants requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting of Stockholders.

        The Board of Directors recommends a vote for ratification of the appointment of Deloitte & Touche LLP as the Company's
                    independent certified public accountants.


                                  OTHER MATTERS


               The Board of Directors does not know of any matters other than those referred to in the notice of meeting that will be presented for consideration at the Meeting. However, it is possible that certain proposals may be raised at the Meeting by one or more stockholders. In such case, or if any other matter should properly come before the Meeting, it is the intention of the person named in the accompanying proxy to vote such proxy in accordance with his best judgment.

                             SOLICITATION OF PROXIES

               The cost of soliciting proxies will be borne by the Company. Solicitations may be made by mail, personal interview, telephone, and telegram by directors, officers and employees of the Company. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's capital stock.

                              STOCKHOLDER PROPOSALS

               Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than January 1, 1998 in order that they may be considered for inclusion in the Proxy Statement and form of proxy relating to that Meeting.

                  ANNUAL REPORT TO THE SECURITIES AND EXCHANGE
                                   COMMISSION

               Copies of the annual report (Form 10-K) of the Company for the year ended December 31, 1997, as filed with the Securities and Exchange Commission (without exhibits), and any amendments thereto, are available to stockholders free of charge by writing to ACTV, Inc., 1270 Avenue of the Americas, New York, New York 10020.

                              FINANCIAL STATEMENTS

               The audited consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 1997, and Management's Discussion and Analysis of Financial Condition and Results of Operations, are annexed hereto as Appendix A.

                                                        By Order of the Board of
                                                         Directors of ACTV, Inc.



                                                              William C. Samuels
                                            Chairman and Chief Executive Officer

     May 20, 1998

                                                                      Appendix A

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of ACTV, Inc.:

We have audited the accompanying consolidated balance sheets of ACTV, Inc. and subsidiaries ("the Company") as of December 31, 1997 and 1996 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. Our audits also included the financial statement schedule listed in the index at Item 14 (a)(2). These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 1997 and 1996 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles. Also, in our opinion, the financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As discussed in Note 16, the accompanying 1996 and 1997 consolidated financial statements have been restated.

Deloitte & Touche LLP
New York, New York

March 18, 1998, (April 17, 1998 as to Note 16)

ACTV, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

            ASSETS

                                                    December 31,    December 31,
                                                           1996            1997
                                                    (as restated   (as restated
                                                    see Note 16)    see Note 16)
                                                    ------------   ------------
Current Assets:
   Cash and cash equivalents .....................  $  6,520,756   $    554,077
   Accounts receivable-net .......................       410,193        303,044
   Education equipment inventory .................       337,504        237,757
   Other .........................................       316,962        308,653
                                                    ------------   ------------
      Total current assets .......................     7,585,415      1,403,531
                                                    ------------   ------------
Property and equipment-net .......................       724,089      2,596,785
                                                    ------------   ------------
Other Assets:
   Patents and patents pending ...................       253,779        279,356
   Software development costs ....................            --        669,852
   Goodwill ......................................     3,067,560      2,641,188
   Other .........................................        61,781        311,206
                                                    ------------   ------------
      Total other assets .........................     3,383,120      3,901,602
                                                    ------------   ------------
         Total ...................................  $ 11,692,624   $  7,901,918
                                                    ============   ============

      LIABILITIES AND
      SHAREHOLDERS' EQUITY

Current Liabilities:
   Accounts payable and accrued expenses .........  $  1,594,655   $  1,882,159
   Deferred stock appreciation rights ............       701,517             --
   Preferred dividends payable ...................       195,384        603,469
                                                    ------------   ------------
      Total current liabilities ..................     2,491,556      2,485,628
Shareholders' equity:
   Preferred stock, $.10 par value, 1,000,000
      shares authorized, issued and out-
      standing none at December 31, 1996,
      86,200 at December 31, 1997 ................            --          8,620
   Preferred stock of a subsidiary holding
      solely parent company obligations and
      convertible into common shares of
      the parent, no par value,
      436,000 shares authorized: issued and
      outstanding 400,000 at December 31,
      1996, 316,944 at December 31, 1997  ........     6,615,664      7,029,708
   Common stock, $.10 par value, 35,000,000
      shares authorized: issued and outstand-
      ing 11,787,106 at December 31, 1996,
      14,614,611 at December 31, 1997 ............     1,178,711      1,461,461
   Additional paid-in capital ....................    42,272,205     48,140,596
   Notes receivable from stock sales .............      (200,000)      (199,900)
   Accumulated deficit ...........................   (40,665,512)   (51,024,195)
                                                    ------------   ------------
      Total shareholders' equity .................     9,201,068      5,416,290
                                                    ------------   ------------
         Total ...................................  $ 11,692,624   $  7,901,918
                                                    ============   ============


                 See Notes to Consolidated Financial Statements

ACTV, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

Year Ended December 31,                     1995         1996          1997
                                                      (as restated  (as restated
                                                      see Note 16)  see Note 16)
                                         ----------    -----------   -----------
Revenues:

  Revenues ............................  $1,311,130    $1,459,540    $1,650,955
  License fees from related party .....         730        16,789            --
                                         ----------   -----------   -----------
    Total revenues ....................   1,311,860     1,476,329    $1,650,955

  Cost of Sales .......................     334,136       647,488       471,956
                                         ----------   -----------   -----------
    Gross profit ......................     977,724       828,841     1,178,999

Expenses:

  Operating expenses ..................   1,260,134     1,955,601     1,360,838
  Selling and administrative ..........   4,998,020     6,332,759     6,880,311
  Depreciation and amortization .......     686,906       419,979       327,681
  Amortization of goodwill ............     426,372       426,372       426,372
  Loss on investment ..................          --       274,325            --
  Stock appreciation rights ...........     567,316       183,634      (346,892)
                                         ----------   -----------   -----------
    Total expenses ....................   7,938,748     9,592,670     8,648,310

Interest (income) .....................    (138,510)     (158,732)     (116,870)
Interest expense--related parties .....      98,392            --            --
                                         ----------   -----------   -----------
  Interest expense (income) - net .....     (40,118)     (158,732)     (116,870)
                                         ----------   -----------   -----------

Net loss before extraordinary
gain ..................................   6,920,906     8,605,097     7,352,441
Gain on extinguishment of debt ........      94,117            --            --
                                         ----------   -----------   -----------
Net loss ..............................   6,826,789     8,605,097     7,352,441
Preferred stock dividends and
accretions.............................          --     1,695,384     3,006,242
Loss applicable to common stock
shareholders ..........................  $6,826,789   $10,300,481   $10,358,683
                                         ==========   ===========   ===========
Basic loss per common share before
extraordinary gain ....................        $.68          $.88          $.80

Basic loss per common share after
extraordinary gain ....................        $.67          $.88          $.80

Weighted average number of common
shares outstanding ....................  10,162,128    11,739,768    12,883,848


             See Notes to Consolidated Financial Statements

ACTV, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                     Common Stock                Preferred Stock        Additional
                                               --------------------------    -----------------------      Paid-In
                                                                                                       ------------
                                                 Shares        Amount          Shares       Amount        Capital         Deficit
                                               -----------    -----------    ----------   ----------   ------------    ------------
Balances January 1, 1995                         9,019,550    $   901,955                              $ 26,608,830    $(23,538,242)
Issuance of shares in connection
with financings                                  1,990,293        199,029           --            --      8,730,627              --
Issuance of shares in connection
with exercise of stock options                     308,247         30,825           --            --      1,129,924              --
Issuance of shares for services                     78,329          7,833           --            --        217,361              --
Net loss                                                --             --           --            --             --      (6,826,789)
                                               -----------    -----------      -------    ----------   ------------    ------------
Balances December 31, 1995                      11,396,419    $ 1,139,642                              $ 42,686,742    $(30,365,031)
                                               ===========    ===========      =======    ==========   ============    ============
Issuance of shares in connection
with financings                                    450,000         45,000      400,000     5,115,664      5,832,985
Accretion of subsidiary
preferred stock beneficial feature                                                         1,500,000
Issuance of shares for services                     45,687          4,569                                   109,478
Reversal of option exercise                       (105,000)       (10,500)                                 (357,000)
Net loss                                                                                                                 (8,605,097)
Preferred stock dividend and
accretion                                                                                                                (1,695,384)
                                               -----------    -----------      -------    ----------   ------------    ------------
Balances December 31, 1996 (as restated,
see Note 16)                                    11,787,106    $ 1,178,711      400,000    $6,615,664   $ 42,272,205    $(40,665,512)
                                               ===========    ===========      =======    ==========   ============    ============
Issuance of shares in connection
with financings                                    733,333         73,333       86,200         8,620      3,447,778
Accretion of subsidiary
preferred stock beneficial feature                                                         2,500,000
Issuance of shares for services                    286,511         28,651                                   414,473
Issuance of shares in connection
with exchange of preferred stock                 1,795,661        179,566      (83,056)   (2,085,956)     1,994,980
Issuance of shares in connection
with exercise of stock options                      12,000          1,200                                    11,160
Net loss                                                                                                                 (7,352,441)
Preferred stock dividend and
accretion                                                                                                                (3,006,242)
                                               -----------    -----------      -------    ----------   ------------    ------------
December 31, 1997 (as restated,
see Note 16)                                    14,614,611      1,461,461      403,144     7,038,328     48,140,596    $(51,024,195)
                                               ===========    ===========      =======    ==========   ============    ============


                 See Notes to Consolidated Financial Statements.

ACTV, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

Year Ended December 31,                                        1995            1996            1997
                                                            -----------    ------------    ------------
Cash flows from operating activities:
     Net loss applicable to common shareholders .........   $(6,826,789)   $(10,300,481)   $(10,358,683)
                                                            -----------    ------------    ------------
Adjustments to reconcile net loss to net
cash used in operations:
     Depreciation and amortization ......................     1,220,873         846,354         754,053
     Stock appreciation rights ..........................      (183,309)        134,634        (701,517)
     Gain on extinguishment of debt obligation ..........       (94,717)             --              --
     Stock issued in lieu of cash compensation ..........       563,430         114,047         443,125
     Common stock issued or reserved for
     preferred dividends and accretions .................            --       1,500,000       2,598,156
     Loss on investment .................................            --         274,325              --
     Bad debt reserve ...................................            --          82,746          43,188
Changes in assets and liabilities:
     Accounts receivable ................................      (150,938)       (143,648)         63,960
     Education equipment inventory ......................        34,065        (225,286)         99,747
     Other assets .......................................        80,552        (542,824)       (241,117)
     Accounts payable and accrued expenses ..............       165,023         504,263         287,504
     Preferred stock dividends payable ..................        93,333         195,384         408,085
                                                            -----------    ------------    ------------
         Net cash used in operating
         activities .....................................    (5,098,477)     (7,560,486)     (6,603,499)
                                                            -----------    ------------    ------------
Cash flows from investing activities:
     Investment in patents pending ......................            --              --         (50,000)
     Investment in property and equipment ...............      (575,323)       (444,189)     (2,159,576)
     Investment in systems ..............................            --              --        (686,227)
                                                            -----------    ------------    ------------
Net cash used in investing activities ...................      (575,323)       (444,189)     (2,895,803)
Cash flows from financing activities:
     Proceeds from exercise of warrants
     and options ........................................       122,810              --          12,360
     Proceeds from preferred stock issuances ............            --       9,115,664       2,045,163
     Proceeds from equity financing .....................     8,951,859       1,877,985       1,475,000
     Discounted note prepayment .........................      (101,458)             --              --
     Note repayment .....................................    (2,247,469)             --             100
                                                            -----------    ------------    ------------
Net cash provided by financing activities ...............     6,725,742      10,993,649       3,532,623
                                                            -----------    ------------    ------------
Net (decrease) increase in cash and
     cash equivalents ...................................     1,051,942       2,988,974      (5,966,679)
     Cash and cash equivalents,
     beginning of period ................................     2,479,840       3,531,782       6,520,756
                                                            -----------    ------------    ------------
     Cash and cash equivalents,
     end of period ......................................     3,531,782       6,520,756         554,077
                                                            ===========    ============    ============


                 See Notes to Consolidated Financial Statements.
          Supplemental disclosure of cash flow information: See Note 15

ACTV, INC. and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
--------------------------------------------

1.    ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization   ACTV, Inc. was incorporated July 8, 1983. ACTV, Inc. and its subsidiaries (the "Company" or "ACTV"), has developed and markets proprietary technologies for individualized television programming (the "Individualized Programming") and for Internet learning systems. Individualized Programming permits a viewer to experience instantly responsive television. Since its inception, the Company has been engaged in the development of Individualized Programming, the production of programs that use its Individualized Programming and the marketing and sales of the various products and services incorporating the Company's Individualized Programming. In 1997, the Company introduced to the education market eSchool Online ("eSchool"), a suite of software products that permit a teacher to use the Internet as an accompanying instructional tool during a live or pre-recorded video lesson.

Principles of Consolidation - The Company's consolidated financial statements include the balances of its wholly-owned operating subsidiaries. In consolidation, all intercompany account balances are eliminated.

Property and Equipment - Property and equipment are recorded at cost and depreciated on the straight-line method over their estimated useful lives (generally five years). Depreciation expense for the years ended December 31, 1995, 1996 and 1997 aggregated $70,790, $189,957 and $286,883, respectively.

Education Equipment - Education equipment consists of standard personal computers adapted to provide individualized programming functionality, videocassette recorders, television monitors and computer printers that the Company holds in inventory. This inventory is carried on the Company's books at the lower of first-in, first-out cost or market.

Patents and Patents Pending - The cost of patents, which for patents issued represents the consideration paid for the assignment of patent rights to the Company by an employee and for patents pending represents legal costs related directly to such patents pending, is being amortized on a straight-line basis over the estimated economic lives of the respective patents (averaging 10 years), which is less than the statutory life of each patent. The balances at December 31, 1996, and 1997, are net of accumulated amortization of $116,371 and $141,072, respectively.

Software Development Costs - The Company capitalizes costs incurred for product software where economic and technological feasibility has been established. Capitalized software costs are amortized on a straight-line basis over the estimated useful lives of the respective products (5 years). The balance at December 31, 1997, is net of accumulated amortization of $16,376.

Cash Equivalents - The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Revenue Recognition - Sales are primarily recorded as products are shipped and services are rendered, using the completed contract method of accounting.

Research and Development - Research and development costs, which represent primarily refinements to Individualized Programming, were $616,455 for the year ended December 31, 1995, $1,221,362 for the year ended December 31, 1996, and $551,328 for the year ended December 31, 1997.

Earnings/(Loss) Per Share - The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 128, Earnings Per Share, for the period ended December 31, 1997, which establishes standards for computing and presenting earnings per share ("EPS") and simplifies the standards for computing EPS currently found in Accounting Principles Board ("APB") Opinion No. 15 ("Earnings Per Share"). Common stock equivalents under APB No. 15 are no longer included in the calculation of primary, or basic, EPS. Loss per common share equals net loss divided by the weighted average number of shares of the Company's common stock ("Common Stock") outstanding during the period. The Company did not consider the effect of stock options or convertible preferred stock upon the calculation of the loss per common share, as it would be anti-dilutive.

Reclassifications - Certain reclassifications have been made in the December 31, 1995, and 1996, financial statements to conform to the December 31, 1997, presentation.

Intangibles - The excess of the purchase cost over the fair value of net assets acquired in an acquisition (goodwill) is being amortized on a straight-line basis over a period of 10 years. On a quarterly basis, the Company evaluates the realizability of goodwill based upon the expected undiscounted cash flows of the acquired business. Impairments, if any, will be recognized through a charge to operation in the period in which the impairment is deemed to exist. Based on such analysis, the Company does not believe that goodwill has been impaired.

Other Current Assets - The Company's consolidated balance sheets at December 31, 1996 and December 31, 1997 reflect balances of $343,962 and $224,712, respectively, related to cash advances made to executive officers.

New Accounting Pronouncements
-----------------------------

Statement of Financial Accounting Standards No. 130.

SFAS No. 130, Reporting Comprehensive Income establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This statement is effective for fiscal years beginning after December 15, 1997. The Company has determined that the adoption of this statement will have no effect on the financial statements.

Statement of Financial Accounting Standards No. 131.

The Company is required to adopt SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information during the year ending December 31, 1998. The Statement establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. This Statement supersedes FASB Statement No. 14, Financial Reporting for Segments of a Business Enterprise, but retains the requirement to report information about major customers. It amends FASB Statement No. 94, Consolidation of All Majority-Owned Subsidiaries, to remove the special disclosure requirements for previously unconsolidated subsidiaries. The Company has not yet determined what effect the adoption of this statement will have on the financial statements.

2.    NATURE OF OPERATIONS

The principal markets for the Company's products are in-home entertainment and education within the United States. The Company plans to sell individualized entertainment programming (initially professional and college sports programming) to the end user through cable television systems on a subscription basis. The Company sells eSchool and individualized distance learning programming and related hardware to schools, colleges, and private education networks. No single client accounted for more than 10% of the Company's revenues during the year ended December 31, 1997, except for Georgia Public Television, which accounted for approximately 17% and 24% of total revenues in 1996 and 1997, respectively and the Texas Workforce Commission, which accounted for 24% of total revenues in 1997. During 1996, the Company generated no revenues from the Texas Workforce Commission.

3.   ESTIMATES USED IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of the Company's financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

4.    PROPERTY AND EQUIPMENT - NET

Property and equipment - net at December 31, 1996, and 1997, consisted of the following (at cost):

                                  1996        1997
                                --------   ---------
Machinery and equipment         $636,845   2,931,682

Office furniture and fixtures    357,373     501,435
                                --------   ---------

Total                            994,218   3,433,117

Less accumulated depreciation    270,129     836,332
                                --------   ---------

Total                           $724,089   2,596,785
                                ========   =========

5.    EXTRAORDINARY ITEM

During 1995, the Company realized an extraordinary gain of $94,117 related to the repayment of an obligation to a former affiliate of the Company at an amount below the value of which such obligation was carried on the books of the Company.

6.    FINANCING ACTIVITIES

In January 1998, the Company's subsidiaries, ACTV Entertainment, Inc., (the "Issuer") and The Texas Individualized Television Network, Inc., a wholly-owned subsidiary of the Issuer ("Texas Network"), entered into a Note Purchase Agreement, dated as of January 13, 1998 (the "Agreement") with certain private investors (the "Purchasers"). Pursuant to the Agreement, the Purchasers purchased $5.0 million aggregate principal amount notes from the Issuer and Texas Network. The notes bear interest at a rate of 13.0% per annum, payable semi-annually, with principal repayment in one installment on June 30, 2003. During the term of the note, the Issuer may, at its option, pay any four semi-annual interest payments in kind rather than in cash, with an increase in the rate applicable to such payments in kind to 13.75% per annum. The Note is secured by the assets of the Texas Network, and is guaranteed by ACTV, Inc.

In connection with the purchase of such note, the Purchasers received on January 14, 1998 a common stock purchase warrant (the "Warrant") of Texas Network that grants the Purchasers the right to purchase up to 17.5% of the fully-diluted shares of common stock of Texas Network. The Warrant expires on June 30, 2003. The Warrant also grants the Purchasers the right, through July 14, 1999, to exchange the Warrant for such number of shares of the Company's Common Stock, at the time of and giving effect to such exchange, equal to 5.5% of the fully diluted number of shares of Common Stock outstanding, after giving effect to the exercise or conversion of all then outstanding options, warrants and other rights to purchase or acquire shares of Common Stock. After five years from the date of issuance, the Purchasers have the right to put the warrants to the Texas Network for a value based on a multiple of its operating income.

Prior to June 30, 1998, should the Company form and capitalize an entity with the intent to commence operations for a second Regional Network in one of the ten FOX Sports Net owned and operated regions, the Purchasers have a one time option to purchase notes from such entity on the same terms and conditions as the Texas Network financing.

During the first three months of 1998, the Company has raised a total of $1.4 million from a series of private placements of its Common Stock.

During 1997, the Company raised approximately $3.5 million from the proceeds of a series of private placements of Common Stock (approximately $1.5 million in net proceeds) and Series A Convertible Preferred Stock (approximately $2.0 million in net proceeds).

During 1996, the Company raised approximately $11.0 million net from the proceeds of a private placement of common stock ($1.9 million in net proceeds) and of 5% convertible preferred stock (the "Convertible Preferred Stock") issued by its wholly-owned subsidiary and convertible into shares of the Company ($9.1 million in net proceeds). The Convertible Preferred Stock is convertible into Common Stock of ACTV, Inc., beginning January 1, 1997, at varying discounts to the market price of Common Stock. After September 1, 1997, holders of the Convertible Preferred Stock have been able to use the lesser of (i) the then current market price of the Company's Common Stock, or (ii) an average market price during the month of August 1997 as the price to which the discount is applied for conversions. In addition, the Company has the right to redeem the Convertible Preferred Stock at a price equal to $25 times the number of shares being purchased, plus accrued and unpaid dividends (the "Redemption Price"). This right may be exercised by the Company only if the closing price of the Company's Common Stock is above $9.00 for thirty consecutive trading days prior to redemption. The Company believes that it is highly likely that the holders of the Convertible Preferred Stock will elect to convert their stock into Common Stock of the Company and, accordingly, has included the Convertible Preferred Stock in its consolidated statement of shareholders' equity.

The Convertible Preferred Stock is convertible into shares of common stock at a discounted conversion price. The discount ranged from 14% to a maximum of 30.375%. The extent of the beneficial conversion feature was approximately $4.0 million, representing the maximum difference between the discounted conversion price and the prevailing market price of the Common Stock. Preferred stock accretions of $1.5 million and $2.5 million, respectively, were recorded for the years ended December 31, 1996 and 1997.

Management of the Company believes that its current funds (taking into account the approximately $6.4 million raised during the first three months of 1998) will enable the Company to finance its entertainment and corporate operations at their present level for at least the next twelve months. Such belief is based on assumptions that could prove to be incorrect, in which case the Company may require additional capital to finance such operations during this period. In addition, if the Company is not successful at raising additional funds, it may be required to significantly reduce its education operations. While the Company believes that it has adequate funds to launch and operate its planned Southwest Regional Network, it will need additional funding for Regional Network expansion. While the Company has engaged an investment bank for assistance in securing such financing, the Company has no commitments from lenders or investors at this time and there is no assurance that it will be able to raise the necessary capital to effect additional Regional Network launches or to maintain its education operations at current levels.

7.    SHAREHOLDERS' EQUITY

At December 31, 1997, the Company had reserved shares of Common Stock for issuance as follows:

1989 Qualified Stock Option Plan             49,567
1989 Non-Qualified Stock Option Plan         47,250
1996 Qualified Stock Option Plan            380,000
Options granted outside of formal plans   3,062,401
                                          ---------

  Total                                   3,539,218
                                          =========

Convertible Preferred Stock At December 31, 1997, the Company was authorized to issue 1,000,000 shares of blank check Preferred Stock, par value $0.10 per share, of which 120,00 shares have been designated Series A Convertible Preferred Stock. At December 31, 1997, 86,200 shares of Series A Convertible Preferred Stock were issued and outstanding. Dividends, which are payable in cash or in kind, are payable semi-annually at a rate of 7% per annum.

Exchangeable Preferred Stock At December 31, 1997, the Company's wholly-owned subsidiary, ACTV Holdings, Inc. was authorized to issue 436,000 shares of Convertible Preferred Stock, no par value, of which 316,944 shares were issued and outstanding. Dividends, which are payable in cash or in kind, compound quarterly and are payable semi-annually at a rate of 5% per annum.

8.    STOCK OPTIONS

During 1989, the Board of Directors approved an Employee Incentive Stock Option Plan (the "Employee Plan"). The Employee Plan provides for the granting of up to 100,000 options to purchase Common Stock to key employees. The Employee Plan stipulates that the option price be not less than fair market value on the date of grant. Options granted will have an expiration date not to exceed ten years from the date of grant. At December 31, 1997, 97,500 options had been granted under this plan, of which 19,000 had been exercised and 28,933 had expired or been canceled.

In addition, in August 1989, the Board of Directors approved a Non-Qualified Stock Option Plan (the "Non-Qualified Plan"), to be administered by the Board or a committee appointed by the Board. The Non-Qualified Plan provides for the granting of up to 100,000 options to purchase shares of Common Stock to employees, officers, directors, consultants and independent contractors. The Non-Qualified Plan stipulates that the option price be not less than fair market value at the date of grant, or such other price as the Board may determine. Options granted under this Plan shall expire on a date determined by the committee but in no event later than three months after the termination of employment or retainer. At December 31, 1997, 97,000 options had been granted under this plan, of which 22,250 had been exercised and 27,500 had expired or been canceled.

During 1996, the Board of Directors approved the Company's 1996 Stock Option Plan (the "1996 Option Plan"). The 1996 Option Plan provides for option grants to employees and others who provide significant services to the Company. Under the 1996 Option Plan, the Company is authorized to issue options for a total of 500,000 shares of Common Stock. As of December 31, 1997, the Company had issued 430,000 options under the plan, of which none had been exercised and 50,000 had been canceled.

At December 31, 1997, the Company also had outstanding options that were issued to Directors, certain employees and consultants for the purchase of 3,062,401 shares of Common Stock that were not issued pursuant to a formal plan. The prices of these options range from $1.50 to $5.50 per share; they have expiration dates in the years 1998 through 2003. The options granted are not part of the Employee Incentive Stock Option Plan or the Non-Qualified Stock Option Plan discussed above.

A summary of the status of the Company's stock options as of December 31, 1997, 1996 and 1995 is as follows:

                                    1997                1996                1995
                                   Wgtd.               Wgtd.               Wgtd.
                                    Avg.                Avg.                Avg.
                            1997    Exer        1996    Exer        1995    Exer
                          Shares   Price      Shares   Price      Shares   Price
                       ---------   -----   ---------   -----   ---------   -----
Outstanding at
beginning of period    3,328,718           2,747,082
Options granted          339,683   $1.91     887,500   $3.73   1,706,087   $3.41
Options exercised         17,000   $0.73          --      --     141,833   $2.33
Options terminated       112,183   $4.06     305,864   $3.76     422,276   $5.27
Outstanding at end
of period              3,539,218   $1.81   3,328,718   $2.99   2,747,082   $3.27
Options exercisable
at end of period       2,363,134   $1.87   1,719,134   $3.19   1,091,083   $3.04

The following table summarizes information about stock options outstanding at December 31, 1997:

                                   Weighted
                        Number      Average      Weighted                               Weighted
                   Outstanding    Remaining       Average                    Number      Average
         Range of           at  Contractual      Exercise            Exercisable at     Exercise
  Exercise Prices     12/31/97         Life         Price                  12/31/97        Price
-------------------------------------------------------------------------------------------------
        0 to 1.50    2,822,718    5.0 Years         $1.50                 1,757,053        $1.50
     1.51 to 3.50      474,000    1.7 Years         $2.52                   446,915        $2.52
     3.51 to 5.50      242,500    1.7 Years         $4.05                   159,166        $4.18


The weighted average fair value of options granted during 1996 and 1997 was $1.21 and $.64 per share, respectively, excluding the value of options granted and terminated within the year. In the case of each issuance, options were issued at an exercise price that was higher than the fair market value of the Company's Common Stock on the date of grant. The Company applies Accounting Principles Board Opinion No. 25 and related Interpretations in accounting for its stock option and purchase plans. Accordingly, no compensation cost has been recognized for option issuances. Had compensation cost for the Company's option issuances been determined based on the fair value at the grant dates consistent with the method of FASB Statement 123, the Company's net loss and loss per share for the years ended December 31, 1995, 1996 and 1997 would have been increased to the pro forma amounts indicated below:

Loss to common shareholders         1995          1996            1997
                                    ----          ----            ----
      As reported               $6,826,789     $10,300,481    $10,358,683
      Pro forma                 $9,506,556     $11,185,735    $10,574,807

Net loss per common share           1995          1996            1997
                                    ----          ----            ----
      As reported                   $0.67         $0.88          $0.80
      Pro forma                     $0.94         $0.95          $0.82

The Company estimated the fair value of options issued during 1995, 1996 and 1997 on the date of each grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used: no dividend yield, expected volatility for 1995 and 1996 of 61.5%, expected volatility for 1997 of 57.3%, and a risk free interest rate of 6% for all years.

Certain employees, including the executive officers Samuels, Reese, Crowley and Cline, have been granted options to purchase Class B Common Stock, at fair value as of the date of grant, of certain of the Company's subsidiaries; such common stock, if issued, will have majority voting rights in such subsidiaries.

9.    STOCK APPRECIATION RIGHTS PLANS

The Company's 1992 Stock Appreciation Rights Plan (the "1992 SAR Plan") was approved by the Company's stockholders in December 1992. Subject to adjustment as set forth in the 1992 SAR Plan, the aggregate number of Stock Appreciation Rights ("SARs") that may be granted shall not exceed 900,000.

The Company's 1996 Stock Appreciation Rights Plan (the "1996 SAR Plan") was adopted by the Board of Directors in April 1996 and approved by the shareholders in July 1996. Subject to adjustment as set forth in the 1996 SAR Plan, the aggregate number of SARs that may be granted pursuant to the 1996 SAR Plan shall not exceed 500,000; provided, however, that at no time shall there be more than an aggregate of 900,000 outstanding, unexercised SARs granted pursuant to both the 1996 SAR Plan and the 1992 SAR Plan. The 1996 SAR Plan imposes no limit on the number of recipients to whom awards may be made.

Both the 1992 and 1996 SAR Plans are administered by the Stock Appreciation Rights Committee (the "SAR Committee").

SARs may not be exercised until the six months from the date of grant. SARs issued pursuant to the 1992 SAR Plan vest in five equal annual installments beginning twelve months from the date of grant. SARs issued pursuant to the 1996 SAR Plan vest either in a lump sum or in such installments, which need not be equal, as the Committee shall determine. If a holder of a SAR ceases to be an employee, director or consultant of the Company or one of its subsidiaries or an affiliate, other than by reason of the holder's death or disability, any SARs that have not vested shall become void. Exercise of SARs also will be subject to such further restrictions (including limits on the time of exercise) as may be required to satisfy the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission and any other applicable law or regulation (including, without limitation, federal and state securities laws and regulations). SARs are not transferable except by will or under the laws of descent and distribution or pursuant to a domestic relations order as defined in the Internal Revenue Code of 1986, as amended.

Upon exercise of a SAR, the holder will receive for each share for which a SAR is exercised, as determined by the SAR Committee in its discretion, (a) shares of the Company's Common Stock, (b) cash, or (c) cash and shares of the Company's Common Stock, equal to the difference between (i) the fair market value per share of the Common Stock on the date of exercise of the SAR and (ii) the value of a SAR, which amount shall be no less than the fair market value per share of Common Stock on the date of grant of the SAR.

Under the Company's 1992 SAR Plan, as of December 31, 1997, the Company has granted 516,000 outstanding SARs (with an exercise price of $1.50 per share) to ten employees. The SARs expire between 2001 and 2006. Under the Company's 1996 SAR Plan, as of December 31, 1997, the Company has granted 380,000 outstanding SARs (with an exercise price of $1.50 per share) to six employees. The SARs expire between 2002 and 2006. During 1997, a total of 203,000 SARs were exercised under both plans.

10.   INCOME TAXES

The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes".

Deferred income taxes reflect the net tax effects at an effective tax rate of 35.33% of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating loss and tax credit carryforwards. The tax effects of significant items comprising the Company's net deferred tax asset as of December 31, 1996, and December 31, 1997, are as follows:

                                                               1996           1997
                                                               ----           ----
Deferred tax assets:
     Operating loss carryforwards                         $ 13,365,772    $ 16,131,213
     Differences between book and tax basis of property         34,019          56,148
                                                          ------------    ------------
                                                            13,399,791      16,187,361

Deferred tax liabilities:
     Differences between book and tax basis of property       (106,819)       (181,104)
                                                          ------------    ------------
                                                            13,292,972      16,000,257

Valuation Allowance                                        (13,292,972)    (16,000,257)
                                                          ------------    ------------
Net deferred tax asset                                    $          0    $          0
                                                          ============    ============

The increase in the valuation allowance for the year ended December 31, 1996 and 1997, was approximately $3.3 million and $2.7 million respectively. There was no provision or benefit for federal income taxes as a result of the net operating loss in the current year.

At December 31, 1997, the Company has Federal net operating loss carryovers of approximately $45.7 million. These carryovers may be subject to certain limitations and will expire between the years 1998 and 2012.

11.   COMMITMENTS

At December 31, 1997, future aggregate minimum lease commitments under non-cancelable operating leases, which expire in 1999 and 2001, were approximately $980,000. The leases contain customary escalation clauses, based principally on real estate taxes. Rent expense related to these leases for the years ended December 31, 1995, 1996 and 1997 aggregated $176,264, $129,600, and $330,430 respectively. The Company has employment agreements with certain key employees. These agreements extend for a period of a maximum of five years and contain non-competition provisions which extend two years after termination of employment with the Company. At December 31, 1997, the Company is committed to expend a total of approximately $2.7 million under these agreements.

12.   CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and receivables. The Company attempts to mitigate cash investment risks by placing such investments in insured depository accounts and with financial institutions that have high credit ratings. Concentrations of risk with respect to trade receivables exist because of the relatively few companies or other organizations (primarily educational or government bodies) with which the Company currently does business. The Company attempts to limit these risks by closely monitoring the credit of those to whom it is contemplating providing its products, and continuing such credit monitoring activities and other collection activities throughout the payment period. In certain instances, the Company further minimizes concentrations of credit risks by requiring partial advance payments for the products provided.

13.   FAIR VALUE OF FINANCIAL INSTRUMENTS

For financial instruments, including cash and cash equivalents, accounts receivable and payable, and accruals, the carrying amounts approximated fair value because of their short maturity.

14.   INVESTMENT AND ADJUSTMENTS

In January 1995, the Company invested $274,325 in the common stock (approximately 15% of ownership interest) of a company (the "Licensee"), which had licensed the Company's Individualized Programming for commercialization in special-purpose theaters.

The Company also performed executive production services for the Licensee on a fee basis. During 1996, the Company recorded license fee and production service revenue from the Licensee of $16,789 and $199,666, respectively. At December 31, 1996, the Company had unpaid receivables pursuant to such revenues of $82,746.

During 1997, the Licensee filed for liquidation under United States Bankruptcy laws. In anticipation of such filing, at December 31, 1996 the Company provided a reserve for the full amount of the receivables outstanding of $82,746 and a valuation allowance for its full investment in the Licensee of $274,325.

15.   SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

During the year ended December 31, 1995, the Company made non-recourse loans to certain employees to purchase the Company's common stock by exercising options. The consolidated balance sheet at December 31, 1996, reflects non-cash activity during the year ended December 31, 1996, that relates to a reversal of certain of these option exercises and resulting non-recourse loan transactions: a decrease in notes receivable from stock sales and a decrease in common stock and additional paid-in capital of $367,500.

The Company made no cash payments of interest or income taxes during the years ended December 31, 1996 and 1997.

16.   RESTATMENT

Subsequent to the issuance of the 1996 and 1997 financial statements, management determined that the Company's consolidated financial statements for the years ended December 31, 1996 and 1997, should be restated to conform with the Financial Accounting Standards Board's Emerging Issues Task Force - Topic D60 ["Accounting for the Issuance of Convertible Preferred Stock and Debt Securities with a Nondetachable Conversion Feature"] issued March 13, 1997, which formally announced the SEC staff's position that any discounts resulting from an allocation of proceeds to the beneficial conversion feature is analogous to a dividend and should be recognized as a return to the preferred shareholders over the minimum conversion period. As a result of this restatement, loss applicable to common shareholders increased by $1,500,000 ($.13 per share) and $2,500,000 ($.19 per share), respectively, for the years ended December 31, 1996 and 1997. Revenues, expenses, net loss, total assets and total shareholders' equity are not affected by this restatement.

FINANCIAL STATEMENT SCHEDULE

The Company had no activity reportable on this schedule for the year ended December 31, 1995.

Schedule II - Valuation and Qualifying Accounts and Reserves

                        Column B        Column C            Column D    Column E
                      ----------  ----------------------  ----------  ----------
                      Balance at  Charged to  Charged to              Balance at
                       Beginning   Costs and       Other  Deductions         End
Description            of Period    Expenses    Accounts   -Describe   of Period
--------------------------------------------------------------------------------
  Year ended 12/31/96:

Accounts receivable
allowance for doubtful
accounts ..............                         $ 82,746                $ 82,746

Reserve for investment
losses ................                         $274,325                $274,325

  Year ended 12/31/97:

Accounts receivable
allowance for doubtful
accounts .............. $ 82,746                $ 43,188    $ 82,746    $ 43,188

Reserve for investment
losses ................ $274,325                            $274,325          --

During 1997, the balances of $82,746 for accounts receivable allowance and $274,325 for investment loss reserve were written off as uncorrectable and unrecoverable, respectively.

            MANAGEMENT'S DISCUSSION AND ANALYSIS
            OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE COMPANY

      To the extent that the information presented in this Form 10-K discusses financial projections, information or expectations about the Company's products or markets, or otherwise makes statements about future events, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These include, among others, the successful and timely development and acceptance of new products and markets and the availability of sufficient funding to effect such product and/or market development.

      ACTV, Inc. ("the Company") has developed proprietary technologies for individualized television programming ("Individualized Programming") and for Internet learning systems ("eSchool"). The Company's products, in general, are tools for the creation of programming that allows viewer participation for both television and Internet platforms. The chief market presently targeted by the Company for its Individualized Programming is in-home entertainment, particularly sports programming, while for the Internet the market focus is education, with an emphasis on schools and universities in the United States.

      For entertainment applications, the Company's Individualized Programming gives the viewer the ability to make instant and seamless changes within the live or pre-recorded television programming being viewed. Individualized Programming is a multi-path broadcast of several elements of programming material, such as instant replay, isolation cameras, statistical data, or additional features. There is no limit to the number of viewers who can interact simultaneously with a program enhanced with the Company's Individualized Programming ("ACTV Program" or "ACTV Programming").

      For education applications, the Company has developed eSchool Online(TM) ("eSchool"), a Java-based software suite that permits a teacher to use the Internet as an accompanying instructional tool during a lesson. (Java is a programming language developed for the Internet by Sun Microsystems.) eSchool integrates Web content and a chat application with educational video effectively to create a "virtual" classroom. In addition, the Company markets analog and digital systems for televised distance learning applications that permit point-to-multi-point telecasts that can deliver pre-recorded individualized lessons as well as integrate individualized lessons into live distance learning class sessions.

      Since its inception, the Company has incurred operating losses approximating $47 million related directly to the development and marketing of the Individualized Programming and eSchool.

      The Company is seeking to exploit the entertainment market, principally in the U.S., through the launch of regionally based entertainment networks ("Regional Networks") Programming for the Regional Networks is provided through the Company's strategic alliance with FOX Sports Net. The Company has the rights to license FOX Sports Net programming from each of FOX Sports Net's regional sports affiliates and to offer enhanced FOX Sports Net programming to any distributor that carries the corresponding regional FOX Sports Net channel. The FOX Sports Net agreement extends through June 2003.

      FOX Sports Net is a service of "National Sports Partners," a joint venture between Cablevision's Rainbow Media Holdings, Inc. and FOX/Liberty Networks, which is a 50/50 partnership between News Corp. and Tele-Communications Inc.'s Liberty Media Corporation. Equally owned by FOX/Liberty Networks and Cablevision's Rainbow Media Holdings, Inc., the new venture now reaches more than 58 million homes nationwide.

      The Company's business plan is to develop Regional Networks in regions served by Fox Sports Net, with distribution to be provided by cable operators that are currently upgrading their service from analog to digital transmission. Initially, the Regional Networks will feature sports programming, with the possible introduction of other types of programming in the future. The Company believes that the differentiation afforded by the Company's Individualized Programming will allow distributors to offer their customers Individualized Programming on a subscription basis.

      The Company plans to launch its first Regional Network in 1998 in the regions served by FOX Sports Southwest (the "Southwest Regional Network"). FOX Sports Southwest distributes programming to 5.1 million households in Texas, Louisiana, Arkansas, Oklahoma and nine New Mexico counties. The Southwest Regional Network will feature individualized telecasts of professional basketball (Houston Rockets, Dallas Mavericks, San Antonio Spurs), hockey (Dallas Stars), and baseball (Texas Rangers, Houston Astros), along with college sports events from the Southeastern, Southland and Western Athletic conferences.

      The Company has entered into an agreement with Tele-Communications Inc. ("TCI") under which TCI will distribute and market the Southwest Regional Network to its digital subscribers in Texas. The agreement also contemplates potential nationwide distribution by TCI of the Company's regional sports networks.

      The Company also plans to launch additional individualized networks in regions served by FOX Sports Net. The planned Regional Networks will feature FOX Sports Net regional programming enhanced by the Company's Individualized Programming. The Company will be responsible for the incremental content, transmission, delivery and master control costs incurred in connection with the product enhancement of the Individualized Programming to be presented through its Regional Networks.

      In August 1997, General Instrument Corp. ("GI") invested $1 million in common stock of ACTV, Inc. (the "Common Stock") and agreed to market, jointly with the Company, Individualized Programming applications. GI is the leading supplier of digital television headend systems and digital set-top terminals. The Company and GI had previously announced that the Company's Individualized Programming would be incorporated into GI's new MPEG-2 digital set-top cable and wireless terminals.

      It is the Company's belief that it has adequate funding to launch the Southwest Regional Network in 1998. However, there is no assurance that it will secure the funding necessary to effect additional launches in other regions, or that other factors might not delay or prohibit the successful implementation of the Company's Regional Network strategy.

      The projected Southwest Regional Network and additional network expansion are part of the Company's plan to develop the entertainment division of its business, which to date, does not generate any revenue for the Company. There can be no assurance that the Southwest Regional

Network or other Regional Networks, if launched, will generate significant revenues for the Company.

      The target market for the Company's education products includes schools, state and local agencies, universities and private business. eSchool consists of a suite of integrated software products, including content creation software, student and teacher user software, and database assessment software. In addition, the Company provides Internet content development assistance, hosting of eSchool programs on its computer servers, and consulting to schools and universities.

      To date, nearly all of the Company's revenues have been derived from sales to the education market of eSchool and individualized educational programs and products. There is no assurance that the Company will be able to successfully compete in this market, where many of its current and potential competitors are companies with significantly greater resources than those of the Company.

RESULTS OF OPERATIONS

Comparison of the Years Ended December 31, 1996 and December 31, 1997

      During the year ended December 31, 1997 ("Fiscal 1997"), the Company's revenues increased 12%, to $1,650,955, from $1,476,329 for the year ended December 31, 1996 ("Fiscal 1996"). All revenues during Fiscal 1997 were derived from the education market, while in Fiscal 1996, the Company's revenues derived from education sales as well as from license and executive producer fees. The revenue increase in the more recent period was the result of the inclusion of sales from eSchool, which was introduced during Fiscal 1997, and higher sales of distance learning products and services when compared to Fiscal 1996.

      Cost of sales decreased 27% in Fiscal 1997, to $471,956 , from $647,488 in Fiscal 1996, and cost of sales as a percentage of sales revenue decreased to 29% in the more recent year, from 44% in 1996. The relatively lower cost of sales in Fiscal 1997 was due to a greater proportion of educational programming revenues and the inclusion of eSchool sales in 1997. Both eSchool and educational programming have higher gross margins than the Company's other sources of revenue.

      Total expenses excluding cost of sales and interest expense in Fiscal 1997 decreased 10%, to $8,648,310, from $9,592,670 in the comparable period in 1996. The decrease was partially attributable to lower operating expenses and depreciation and amortization expense in the more recent period, which more than offset an increase in selling and administrative expense. Also, the Company recorded a gain of $346,892 in Fiscal 1997, compared to an expense of $183,634 related to stock appreciation rights. The difference was the result of a lower market price for the Company's Common Stock at the end of Fiscal 1997, when compared to the end of Fiscal 1996. Finally, during Fiscal 1996 the Company incurred a valuation allowance of $274,325 related to an investment in an affiliated company and, as a component of Fiscal 1996 selling and administrative expense, reserved $82,746 against license fee and production service receivables from this affiliate. During Fiscal 1997, the Company incurred no valuation allowance.

      In Fiscal 1997, direct expenses related to the entertainment and education markets were approximately $2.7 million and $2.9 million, respectively.

      Depreciation and amortization expense for Fiscal 1997 decreased 11%, to $754,053, from $846,351 for Fiscal 1996. This decrease was due primarily to the recognition during Fiscal 1996 of amortization expense for programming assets that were fully amortized during that year.

      The Company's had no interest expense for either Fiscal 1997 or Fiscal 1996. Interest income for Fiscal 1997 decreased 26%, to $116,870, compared with $158,732 in Fiscal 1996. The decrease resulted from lower available average cash balances in the more recent year.

      For the Fiscal 1997 and 1996, the Company recorded $3,006,242 and $1,695,384, respectively, for dividends or accretions on convertible preferred stock issuances. All dividend payments were made in the Company's Common Stock. The increase during Fiscal 1997 is the result of the Company's having preferred stock outstanding for less than half of the year during Fiscal 1996.

      For Fiscal 1997, the Company's loss applicable to common shareholders was $10,358,683, or $.80 per share, an increase of less than 1% over the loss of $10,300,481 or $.88 per share, incurred in Fiscal 1996. The increase in net loss was due principally to higher dividends and accretion, in Fiscal 1997, which more than offset the positive effects of higher gross margins, lower operating expenses, lower depreciation, amortization, and stock appreciation rights expenses during the more recent year.

Comparison of the Years Ended December 31, 1995 and December 31, 1996

      During the year ended December 31, 1996 ("Fiscal 1996"), the Company's revenues increased 13%, to $1,476,329, from $1,311,860 for the year ended December 31, 1995 ("Fiscal 1995"). The increase was the result of significantly higher education revenues from distance learning and the recognition of production revenues in the more recent period (compared to no production revenues in 1995), which more than offset a small decline in non-distance learning education sales.

      Cost of sales increased 94% in Fiscal 1996, to $647,488 , from $334,136 in Fiscal 1995, and cost of sales as a percentage of sales revenue increased to 44% in the more recent year, from 25% in 1995. The relatively higher cost of sales in Fiscal 1996 was due to a greater proportion of total revenues generated from lower margin equipment products and production services, as compared to Fiscal 1995's sales mix.

      Total expenses excluding cost of sales and interest expense in Fiscal 1996 increased 21%, to $9,592,670, from $7,938,748 in the comparable period in 1995. The increase was attributable to higher operating expenses (principally resulting from the Company's regional individualized network trial in Southern California), greater research and development expenditures, higher selling and administrative expenses, and a valuation allowance of $274,325 for the full amount of the Company's investment in The Greenwich Group. As a component of Fiscal 1996 selling and administrative expenses the Company also reserved $82,746 against license fee and production service receivables from The Greenwich Group. The Greenwich Group has experienced difficulty in raising sufficient capital to fund its operations and growth and has been unable to pay the Company for its services and license.

      In Fiscal 1996, direct expenses related to the entertainment and education markets were approximately $2.5 million and $2.6 million, respectively.

      Depreciation and amortization expense for Fiscal 1996, decreased 24%, to $846,351, from $1,113,278 for Fiscal 1995. This decrease was due primarily to the relatively higher depreciation expense incurred in Fiscal 1995 that related to set-top converters purchased for the California trial.

      The Company's interest expense for Fiscal 1996, decreased to zero, compared to $98,392 in the prior year. The decrease was due to the repayment of in full of the Company's debt obligations during 1995. Interest income for Fiscal 1996 increased 15%, to $158,732, compared with $138,510 in Fiscal 1995. The increase resulted from higher available average cash balances in the more recent year.

      For the year ended December 31, 1996, the Company recorded $1,695,384 for dividends or accretions to holders of convertible preferred stock issued in August 1996 by one of its wholly-owned subsidiaries.

      For Fiscal 1996, the Company's loss applicable to common shareholders was $10,300,481 or $.88 per share, an increase of 51% over the loss of $6,826,789 or $.67 per share, incurred in Fiscal 1995. Included in the Fiscal 1995 net loss is an extraordinary gain of $94,117, or $.01 per share as the result of the extinguishment of certain obligations for value that was less than the amounts recorded on the Company's books for such obligations. The increase in loss applicable to common shareholders was due to higher dividends and accretions, increased operating, selling and administrative expenses and lower operating margins during the more recent year, as noted above.

Liquidity and Capital Resources

      Since its inception, the Company (including its operating subsidiaries) has not generated revenues sufficient to fund its operations, and has incurred operating losses. Through December 31, 1997, the Company had an accumulated deficit of approximately $51 million. The Company's cash position on December 31, 1997, was $554,077, compared to $6,520,756 on December 31, 1996.

      During the year ended December 31, 1997, the Company used $6,603,499 in cash for its operations, compared with $7,560,486 for the year ended December 31, 1996. The decrease in the more recent year was due to lower operating expenses and higher gross margins, which more than offset higher selling and administrative expenses. The Company met its cash needs in the year ended December 31, 1997 from a series of private placements of Common Stock (approximately $1.5 million in net proceeds, including the $1 million placement with GI) and Series A Convertible Preferred Stock (approximately $2.0 million in net proceeds). The Company met its cash needs in the year ended December 31, 1996 from the proceeds of a private placement of Common Stock ($1.9 million in net proceeds) and of convertible preferred stock issued by its wholly-owned subsidiary and convertible into shares of the Company ($9.1 million in net proceeds).

      With respect to investing activities in the year ended December 31, 1997, the Company used cash of $2,895,803, related principally to the purchase of equipment for a television master control facility in Dallas, Texas and for the systems development related to the incorporation of Individualized Programming into the GI cable set-top terminal and to eSchool. During the year ended December 31, 1996, the Company used cash of $444,189 related to the purchase of television production equipment and office improvements.

      All of the Company's operating subsidiaries have been dependent on advances from the Company to meet their obligations. The Company's subsidiary, The Texas Individualized Television

Network, Inc., raised funds directly for its operations in January 1998 and expects to fund its operations for the foreseeable future from the proceeds of this financing (see description below). During the year ended December 31, 1997, the Company advanced approximately $2.6 million to ACTV Net, $3 million to The Texas Individualized Television Network, Inc., and $2 million to ACTV Entertainment, Inc. and its other subsidiaries.

      Advances are based upon budgeted expenses and revenues for each respective subsidiary. Adjustments are made during the course of the year based upon the subsidiary's performance versus the projections made in the budget.

      As compared to the Company's balance sheet as of December 31, 1996, the Company's balance sheet as of December 31, 1997, reflects an increase of $408,085 in preferred dividends payable, resulting from the issuance of additional convertible preferred stock during 1997 and the payment of dividends in kind rather than in cash.

      In January 1998, the Company's subsidiaries, ACTV Entertainment, Inc., (the "Issuer") and The Texas Individualized Television Network, Inc., a wholly-owned subsidiary of the Issuer ("Texas Network"), entered into a Note Purchase Agreement, dated as of January 13, 1998 (the "Agreement") with certain private investors (the "Purchasers"). Pursuant to the Agreement, the Purchasers purchased $5.0 million aggregate principal amount notes from the Issuer and Texas Network. The notes bear interest at a rate of 13.0% per annum, payable semi-annually, with principal repayment in one installment on June 30, 2003. During the term of the note, the Issuer may, at its option, pay any four semi-annual interest payments in kind rather than in cash, with an increase in the rate applicable to such payments in kind to 13.75% per annum. The Note is secured by the assets of the Texas Network, and is guaranteed by ACTV, Inc.

      In connection with the purchase of such note, the Purchasers received on January 14, 1998 a common stock purchase warrant (the "Warrant") of Texas Network that grants the Purchasers the right to purchase up to 17.5% of the fully-diluted shares of common stock of Texas Network. The Warrant expires on June 30, 2003. The Warrant also grants the Purchasers the right, through July 14, 1999, to exchange the Warrant for such number of shares of the Company's Common Stock, at the time of and giving effect to such exchange, equal to 5.5% of the fully diluted number of shares of Common Stock outstanding, after giving effect to the exercise or conversion of all then outstanding options, warrants and other rights to purchase or acquire shares of Common Stock. After five years from the date of issuance, the Purchasers have the right to put the warrants to the Texas Network for a value based on a multiple of its operating income.

      Prior to June 30, 1998, should the Company form and capitalize an entity with the intent to commence operations for a second Regional Network in one of the ten FOX Sports Net owned and operated regions, the Purchasers have a one time option to purchase notes from such entity on the same terms and conditions as the Texas Network financing.

      During the first three months of 1998, the Company has raised a total of $1.4 million from a series of private placements of its Common Stock.

      In January 1998, the Company entered into an agreement with certain holders of 5% Cumulative Convertible Preferred Stock ("Preferred Shares") of ACTV Holdings, Inc., a wholly owned subsidiary of ACTV, Inc. The agreement provides that the Company, at its sole discretion, may purchase from certain holders of the Preferred Shares up to an aggregate of 150,000 Preferred

Shares based on a predetermined schedule through June 30, 1998. If the Company chooses to purchase the Preferred Shares, the Company may, at its sole discretion, pay in cash or a combination of cash, the Company's Common Stock, and warrants to purchase the Common Stock.

      Management of the Company believes that its current funds (taking into account the approximately $6.4 million raised during the first three months of
1998) will enable the Company to finance its entertainment and corporate operations at their present level for at least the next twelve months. Such belief is based on assumptions that could prove to be incorrect, in which case the Company may require additional capital to finance such operations during this period. In addition, if the Company is not successful at raising additional funds, it may be required to significantly reduce its education operations. While the Company believes that it has adequate funds to launch and operate its planned Southwest Regional Network, it will need additional funding for Regional Network expansion. While the Company has engaged an investment bank for assistance in securing such financing, the Company has no commitments from lenders or investors at this time and there is no assurance that it will be able to raise the necessary capital to effect additional Regional Network launches or to maintain its education operations at current levels. Such belief is based on assumptions that could prove to be incorrect, in which case the Company may require additional financing during this period.

      The Company does not have any material contractual commitments for capital expenditures, although the Company believes that the Southwest Regional Network may need to acquire approximately $750,000 in equipment for a second master control facility.

Impact of Inflation

      Inflation has not had any significant effect on the Company's operating costs.

New Accounting Pronouncements

Statement of Financial Accounting Standards No. 130.

      SFAS No. 130, Reporting Comprehensive Income establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This statement is effective for fiscal years beginning after December 15, 1997. The Company has determined that the adoption of this statement will have no effect on the financial statements.

Statement of Financial Accounting Standards No. 131.

The Company is required to adopt SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information during the year ending December 31, 1998. The Statement establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. This Statement supersedes FASB Statement No. 14, Financial Reporting for Segments of a Business Enterprise, but retains the requirement to report information about major customers. It amends FASB Statement No.

94, Consolidation of All Majority-Owned Subsidiaries, to remove the special disclosure requirements for previously unconsolidated subsidiaries. The Company has not yet determined what effect the adoption of this statement will have on the financial statements.

Appendix B.


                                   ACTV, INC.
                             1998 STOCK OPTION PLAN



                            As adopted April 28, 1998

        1. PURPOSE OF PLAN; ADMINISTRATION

        1.1 Purpose.

        The ACTV, Inc. 1998 Stock Option Plan (hereinafter, the "Plan") is hereby established to grant to officers and other employees of ACTV, Inc. ("ACTV") or of its parents or subsidiaries (as defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code")), if any (individually and collectively, the Company"), and to non-employee consultants and advisors and other persons who may perform significant services for or on behalf of the Company, a favorable opportunity to acquire common stock, $.10 par value ("Common Stock"), of ACTV and, thereby, to create an incentive for such persons to remain in the employ of or provide services to the Company and to contribute to its success.

        The Company may grant under the Plan both incentive stock options within the meaning of Section 422 of the Code ("Incentive Stock Options") and stock options that do not qualify for treatment as Incentive Stock Options ("Nonstatutory Options"). Unless expressly provided to the contrary herein, all references herein to "options," shall include both incentive Stock Options and Nonstatutory Options.

        1.2 Administration.

        The Plan shall be administered by the Board of Directors of ACTV (the "Board"), if each member is a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), or a committee (the "Committee") of two or more directors, each of whom is a disinterested person. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

        A majority of the members of the Committee shall constitute a quorum for the purposes of the Plan. Provided a quorum is present, the Committee may take action by affirmative vote or consent of a majority of its members present at a meeting. Meetings may be held telephonically as long as all members are able to hear one another, and a member of the Committee shall be deemed to be present for this purpose if he or she is in simultaneous communication by telephone with the other members who are able to hear one another. In lieu of action at a meeting, the Committee may act by written consent of a majority of its members.

        Subject to the express provisions of the Plan, the Committee shall have the authority to construe and interpret the Plan and all Stock Option Agreements (as defined in Section 3.4) entered into pursuant hereto and to define the terms used therein, to prescribe, adopt, amend and rescind rules and regulations relating to the administration of the Plan and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Committee may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper; and, provided, further, in its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. Subject to the express limitations of the Plan, the Committee shall designate the individuals from among the class of persons eligible to participate as provided in Section
1.3 who shall receive options, whether an optionee will receive Incentive Stock Options or Nonstatutory Options, or both, and the amount, price, restrictions and all other terms and provisions of such options (which need not be identical).

        Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company's officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully protected by the Company in respect of any such action, determination or interpretation.

        1.3 Participation.

        Officers and other employees of the Company shall be eligible for selection to participate in the Plan upon approval by the Committee; provided, however, that only "employees" (within the meaning of Section 3401(c) of the Code) of the Company shall be eligible for the grant of Incentive Stock Options. An individual who has been granted an option may, if otherwise eligible, be granted additional options if the Committee shall so determine. No person is eligible to participate in the Plan by matter of right; only those eligible persons who are selected by the Committee in its discretion shall participate in the Plan.

        1.4 Stock Subject to the Plan.

        Subject to adjustment as provided in Section 3.5, the stock to be offered under the Plan shall be shares of authorized but unissued Common Stock, including any shares repurchased under the terms of the Plan or any Stock Option Agreement entered into pursuant hereto. The cumulative aggregate number of shares of Common Stock to be issued under the Plan shall not exceed 900,000, subject to adjustment as set forth in Section 3.5.

        If any option granted hereunder shall expire or terminate for any reason without having been fully exercised, the unpurchased shares subject thereto shall again be available for the purposes of the Plan. For purposes of this
Section 1.4, where the exercise price of options is paid by means of the grantee's surrender of previously owned shares of Common Stock, only the net number of additional shares issued and which remain outstanding in connection with such exercise shall be deemed "issued" for purposes of the Plan.

        2. STOCK OPTIONS

        2.1 Option Price.

        The exercise price of each incentive Stock option granted under the Plan shall be determined by the Committee, but shall not be less than 100% of the "Fair Market Value" (as defined below) of Common Stock on the date of grant. If an Incentive Stock Option is granted to an employee who at the time such option is granted owns (within the meaning of section 424(d) of the Code) more than 10% of the total combined voting power of all classes of capital stock of the Company, the option exercise price shall be at least 110% of the Fair Market Value of Common Stock on the date of grant and the option by its terms shall not be exercisable after the expiration of 5 years from the date such option is granted. The exercise price of each Nonstatutory Option also shall be determined by the Committee, but shall not be less than 85% of the Fair Market Value of Common Stock on the date of grant. The status of each option granted under the Plan as either an Incentive Stock Option or a Nonstatutory Stock Option shall be determined by the Committee at the time the Committee acts to grant the option, and shall be clearly identified as such in the Stock Option Agreement relating thereto.

        "Fair Market Value" for purposes of the Plan shall mean: (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any, on the day previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, (1) the last sales price (if Common Stock is then listed on the Nasdaq Stock Market) or (2) the mean between the closing representative bid and asked price (in all other cases) for Common Stock on the day prior to such date as reported by Nasdaq or such successor quotation system; or (iii) if there is no listing or trading of Common Stock either on a national exchange or over-the-counter, that price determined in good faith by the Committee to be the fair value per share of Common Stock, based upon such evidence as it deems necessary or advisable.

        In the discretion of the Committee exercised at the time the option is exercised, the exercise price of any option granted under the Plan shall be paid in full in cash, by check or by the optionee's interest-bearing promissory note (subject to any limitations of applicable state corporations law) delivered at the time of exercise; provided, however, that subject to the timing requirements of Section 2.7, in the discretion of the Committee and upon receipt of all regulatory approvals, the person exercising the option may deliver as payment in whole or in part of such exercise price certificates for Common Stock of the Company (duly endorsed or with duly executed stock powers attached), which shall be valued at its Fair Market Value on the day of exercise of the option, or other property deemed appropriate by the Committee; and, provided further, that subject to Section 422 of the Code so-called cashless exercises as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board shall be permitted in the discretion of the Committee. Without limiting the Committee's discretion in this regard, consecutive book entry stock-for-stock exercises of options (or "pyramiding") also are permitted in the Committee's discretion.

        Irrespective of the form of payment, the delivery of shares pursuant to the exercise of an option shall be conditioned upon payment by the optionee to the Company of amounts sufficient to enable the Company to pay all federal, state, and local withholding taxes applicable, in the Company's judgment, to the exercise. In the discretion of the Committee, such payment to the Company may be effected through (i) the Company's withholding from the number of shares of Common Stock that would otherwise be delivered to the optionee by the Company on exercise of the option a number of shares of Common Stock equal in value (as determined by the Fair Market Value of Common Stock on the date of exercise) to the aggregate withholding taxes, (ii) payment by the optionee to the Company of the aggregate withholding taxes in cash, (iii) withholding by the Company from other amounts contemporaneously owed by the Company to the optionee, or (iv) any combination of these three methods, as determined by the Committee in its discretion.

        2.2    Option Period.

        (a) The Committee shall provide, in the terms of each Stock Option Agreement, when the option subject to such agreement expires and becomes unexercisable, but in no event will an Incentive Stock Option granted under the Plan be exercisable after the expiration of ten years from the date it is granted. Without limiting the generality of the foregoing, the Committee may provide in the Stock Option Agreement that the option subject thereto expires 30 days following a Termination of Employment for any reason other than death or disability or six months following a Termination of Employment for disability or following an optionee's death.

        (b) Outside Date for Exercise. Notwithstanding any provision of this
Section 2.2, in no event shall any option granted under the Plan be exercised after the expiration date of such option set forth in the applicable Stock Option Agreement.

        2.3    Exercise of Options.

        Each option granted under the Plan shall become exercisable and the total number of shares subject thereto shall be purchasable, in a lump sum or in such installments, which need not be equal, as the Committee shall determine; provided, however, that each option shall become exercisable in full no later than ten years after such option is granted, and each option shall become exercisable as to at least 10% of the shares of Common Stock covered thereby on each anniversary of the date such option is granted; and provided, further, that if the holder of an option shall not in any given installment period purchase all of the shares which such holder is entitled to purchase in such installment period, such holder's right to purchase any shares not purchased in such installment period shall continue until the expiration or sooner termination of such holder's option. The Committee may, at any time after grant of the option and from time to time, increase the number of shares purchasable in any installment, subject to the total number of shares subject to the option and the limitations set forth in Section 2.5. At any time and from time to time prior to the time when any exercisable option or exercisable portion thereof becomes unexercisable under the Plan or the applicable Stock Option Agreement, such option or portion thereof may be exercised in whole or in part; provided, however, that the Committee may, by the terms of the option, require any partial exercise to be with respect to a specified minimum number of shares. No option or installment thereof shall be exercisable except with respect to whole shares. Fractional share interests shall be disregarded, except that they may be accumulated as provided above and except that if such a fractional share interest constitutes the total shares of Common Stock remaining available for purchase under an option at the time of exercise, the optionee shall be entitled to receive on exercise a certified or bank cashier's check in an amount equal to the Fair Market Value of such fractional share of stock.

        2.4    Transferability of Options.

        Except as the Committee may determine as aforesaid, an option granted under the Plan shall, by its terms, be nontransferable by the optionee other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined by the Code), and shall be exercisable during the optionee's lifetime only by the optionee or by his or her guardian or legal representative. More particularly, but without limiting the generality of the immediately preceding sentence, an option may not be assigned, transferred (except as provided in the preceding sentence), pledged or hypothecated (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of any option contrary to the provisions of the Plan and the applicable Stock Option Agreement, and any levy of any attachment or similar process upon an option, shall be null and void, and otherwise without effect, and the Committee may, in its sole discretion, upon the happening of any such event, terminate such option forthwith.

        2.5    Limitation on Exercise of Incentive Stock Options.

        To the extent that the aggregate Fair Market Value (determined on the date of grant) of the Common Stock with respect to which Incentive Stock Options granted hereunder (together with all other Incentive Stock Option plans of the Company) are exercisable for the first time by an optionee in any calendar year under the Plan exceeds $100,000, such options granted hereunder shall be treated as Nonstatutory Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted.

        2.6    Disqualifying Dispositions of Incentive Stock Options.

        If Common Stock acquired upon exercise of any Incentive Stock Option is disposed of in a disposition that, under Section 422 of the Code, disqualifies the option holder from the application of Section 421(a) of the Code, the holder of the Common Stock immediately before the disposition shall comply with any requirements imposed by the Company in order to enable the Company to secure the related income tax deduction to which it is entitled in such event.

        2.7    Certain Timing Requirements.

        At the discretion of the Committee, shares of Common Stock issuable to the optionee upon exercise of an option may be used to satisfy the option exercise price or the tax withholding consequences of such exercise, in the case of persons subject to Section 16 of the Securities Exchange Act of 1934, as amended, only (i) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth business day following such date or (ii) pursuant to an irrevocable written election by the optionee to use shares of Common Stock issuable to the optionee upon exercise of the option to pay all or part of the option price or the withholding taxes made at least six months prior to the payment of such option price or withholding taxes.

        2.8    No Affect on Employment.

        Nothing in the Plan or in any Stock Option Agreement hereunder shall confer upon any optionee any right to continue in the employ of the Company, any Parent Corporation or any subsidiary or shall interfere with or restrict in any way the rights of the Company, its Parent Corporation and its Subsidiaries, which are hereby expressly reserved, to discharge any optionee at any time for any reason whatsoever, with or without cause.

        For purposes of the Plan, "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For purposes of the Plan, "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. OTHER PROVISIONS

        3.1    Sick Leave and Leaves of Absence.

        Unless otherwise provided in the Stock Option Agreement, and to the extent permitted by

Section 422 of the Code, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Company if the period of any such leave does not exceed a period approved by the Company, or, if longer, if the optionee's right to reemployment by the Company is guaranteed either contractually or by statute. A Stock Option Agreement may contain such additional or different provisions with respect to leave of absence as the Committee may approve, either at the time of grant of an option or at a later time.

        3.2    Termination of Employment.

        For purposes of the Plan "Termination of Employment," shall mean the time when the employee-employer relationship between the optionee and the Company, any Subsidiary or any Parent Corporation is terminated for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of an optionee by the Company, any Subsidiary or any Parent Corporation, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company, a Subsidiary or any Parent Corporation with the former employee. Subject to Section 3.1, the Committee, in its absolute discretion, shall determine the affect of all matters and questions relating to Termination of Employment; provided, however, that, with respect to Incentive Stock Options, a leave of absence or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that such leave of absence or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section.

        3.3    Issuance of Stock Certificates.

        Upon exercise of an option, the Company shall deliver to the person exercising such option a stock certificate evidencing the shares of Common Stock acquired upon exercise. Notwithstanding the foregoing, the Committee in its discretion may require the Company to retain possession of any certificate evidencing stock acquired upon exercise of an option which remains subject to repurchase under the provisions of the Stock Option Agreement or any other agreement signed by the optionee in order to facilitate such repurchase provisions.

        3.4    Terms and Conditions of Options.

        Each option granted under the Plan shall be evidenced by a written Stock Option Agreement ("Stock Option Agreement") between the option holder and the Company providing that the option is subject to the terms and conditions of the Plan and to such other terms and conditions not inconsistent therewith as the Committee may deem appropriate in each case.

        3.5 Adjustments Upon Changes in Capitalization; Merger and Consolidation.

        If the outstanding shares of Common Stock are changed into, or exchanged for cash or a different number or kind of shares or securities of the Company or of another corporation through reorganization, merger, recapitalization, reclassification, stock split-up, reverse stock split, stock dividend, stock consolidation, stock combination, stock reclassification or similar transaction, an appropriate adjustment shall be made by the Committee in the number and kind of shares as to which options and restricted stock may be granted. In the event of such a change or exchange, other than for shares or securities of another corporation or by reason of reorganization, the Committee shall also make a corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment, however, shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share (except for any change in the aggregate price resulting from rounding-off of share quantities or prices).

        In the event of a "spin-off" or other substantial distribution of assets of the Company which has a material diminutive effect upon the Fair Market Value of the Common Stock, the Committee in its discretion shall make an appropriate and equitable adjustment to the exercise prices of options then outstanding under the Plan.

        Where an adjustment under this Section 3.5 of the type described above is made to an Incentive Stock Option, the adjustment will be made in a manner which will not be considered a "modification" under the provisions of subsection 424(b)(3) of the Code.

        In connection with the dissolution or liquidation of ACTV or a partial liquidation involving 50% or more of the assets of ACTV, a reorganization of ACTV in which another entity is the survivor, a merger or reorganization of ACTV under which more than 50% of the Common Stock outstanding prior to the merger or reorganization is converted into cash or into another security, a sale of more than 50% of the Company's assets, or a similar event that the Committee determines, in its discretion, would materially alter the structure of ACTV or its ownership, the Committee, upon 30 days prior written notice to the option holders, may, in its discretion, do one or more of the following: (i) shorten the period during which options are exercisable (provided they remain exercisable for at least 30 days after the date the notice is given); (ii) accelerate any vesting schedule to which an option is subject; (iii) arrange to have the surviving or successor entity grant replacement options with appropriate adjustments in the number and kind of securities and option prices, or (iv) cancel options upon payment to the option holders in cash, with respect to each option to the extent then exercisable (including any options as to which the exercise has been accelerated as contemplated in clause (ii) above), of any amount that is the equivalent of the Fair Market Value of the Common Stock (at the effective time of the dissolution, liquidation, merger, reorganization, sale or other event) or the fair market value of the option. In the case of a change in corporate control, the Committee may, in considering the advisability or the terms and conditions of any acceleration of the exercisability of any option pursuant to this Section 3.5, take into account the penalties that may result directly or indirectly from such acceleration to either the Company or the option holder, or both, under Section 280G of the Code, and may decide to limit such acceleration to the extent necessary to avoid or mitigate such penalties or their effects.

        No fractional share of Common Stock shall be issued under the Plan on account of any adjustment under this Section 3.5.

        3.6    Rights of Participants and Beneficiaries.

        The Company shall pay all amounts payable hereunder only to the option holder or beneficiaries entitled thereto pursuant to the Plan. The Company shall not be liable for the debts, contracts or engagements of any optionee or his or her beneficiaries, and rights to cash payments under the Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of the Company.

        3.7    Government Regulations.

        The Plan, and the grant and exercise of options and the issuance and delivery of shares of Common Stock under options granted hereunder, shall be subject to compliance with all applicable federal and state laws, rules and regulations including but not limited to state and federal securities law) and federal margin requirements and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

        3.8    Amendment and Termination.

        The Board or the Committee may at any time suspend, amend or terminate the Plan and may, with the consent of the option holder, make such modifications of the terms and conditions of such option holder's option as it shall deem advisable, provided, however, that, without approval of the Company's stockholders given within twelve months before or after the action by the Board or the Committee, no action of the Board or the Committee may, (A) materially increase the benefits accruing to participants under the Plan; (B) materially increase the number of securities which may be issued under the Plan; or (C) materially modify the requirements as to eligibility for participation in the Plan. No option may be granted during any suspension of the Plan or after such termination. The amendment, suspension or termination of the Plan shall not, without the consent of the option holder affected thereby, alter or impair any rights or obligations under any option theretofore granted under the Plan. No option way be granted during any period of suspension nor after termination of the Plan, and in no event may any option be granted under the Plan after the expiration of ten years from the date the Plan is adopted by the Board.

        3.9    Time of Grant and Exercise of Option.

        An option shall be deemed to be exercised when the Secretary of the Company receives written notice from an option holder of such exercise, payment of the purchase price determined pursuant to Section 2.1 of the Plan and set forth in the Stock Option Agreement, and all representations, indemnifications and documents reasonably requested by the Committee.

        3.10 Privileges of Stock Ownership; Non-Distributive Intent; Reports to Option Holders.

        A participant in the Plan shall not be entitled to the privilege of stock ownership as to any shares of Common Stock not actually issued to the optionee. Upon exercise of an option at a time when there is not in effect under the Securities Act of 1933, as amended, a Registration Statement relating to the Common Stock issuable upon exercise or payment therefor and available for delivery a Prospectus meeting the requirements of Section 10(a)(3) of said Act, the optionee shall represent and warrant in writing to the Company that the shares purchased are being acquired for investment and not with a view to the distribution thereof.

        The Company shall furnish to each optionee under the Plan the Company's annual report and such other periodic reports, if any, as are disseminated by the Company in the ordinary course to its stockholders.

        3.11   Legending Share Certificates.

        In order to enforce any restrictions imposed upon Common Stock issued upon exercise of an option granted under the Plan or to which such Common Stock may be subject, the Committee may cause a legend or legends to be placed on any share certificates representing such Common Stock, which legend or legends shall make appropriate reference to such restrictions, including, but not limited to, a restriction against sale of such Common Stock for any period of time as may be required by applicable laws or regulations. If any restriction with respect to which a legend was placed on any certificate ceases to apply to Common Stock represented by such certificate, the owner of the Common Stock represented by such certificate may require the Company to cause the issuance of a new certificate not bearing the legend.

        Additionally, and not by way of limitation, the Committee may impose such restrictions on any Common Stock issued pursuant to the Plan as it may deem advisable, including, without limitation, restrictions under the requirements of any stock exchange or market upon which Common Stock is then traded.

        3.12   Use of Proceeds.

        Proceeds realized pursuant to the exercise of options under the Plan shall constitute general funds of the Company.

        3.13 Changes in Capital Structure; No Impediment to Corporate Transactions.

        The existence of outstanding options under the Plan shall not affect the Company's right to effect adjustments, recapitalizations, reorganizations or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the dissolution or liquidation of the Company's or any other corporation's assets or business, or any other corporate act, whether similar to the events described above or otherwise.

        3.14   Effective Date of the Plan.

        The Plan shall be effective as of the date of its approval by the stockholders of ACTV within twelve months after the date of the Board's initial adoption of the Plan. Options may be granted but not exercised prior to stockholder approval of the Plan. If any options are so granted and stockholder approval shall not have been obtained within twelve months of the date of adoption of this Plan by the Board of Directors, such options shall terminate retroactively as of the date they were granted.

        3.15   Termination.

        The Plan shall terminate automatically as of the close of business on the day preceding the tenth anniversary date of its adoption by the Board or earlier as provided in Section 3.8. Unless otherwise provided herein, the termination of the Plan shall not affect the validity of any option agreement outstanding at the date of such termination.

        3.16   Effective Date of the Plan.

        The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Subsidiary or any Parent Corporation. Nothing in the Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for employees of the Company, any Subsidiary or any Parent Corporation or (ii) to grant or assume options or other rights otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, firm or association.

         GENERAL PROXY - ANNUAL MEETING OF STOCKHOLDERS OF ACTV, INC.

            The undersigned hereby appoints William C. Samuels, with full power of substitution, proxy to vote all of the shares of Common Stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of ACTV, Inc., to be held at ACTV, Inc., 1270 Avenue of the Americas, New York, New York on June 29, 1998 at 9:30 a.m. and at all adjournments thereof, upon the matters specified below, all as more fully described in the Proxy Statement dated May 20, 1998 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.


This Proxy is solicited on behalf of ACTV, Inc.'s Board of Directors.

1.    To elect two Class II directors to hold office for a term of three years.

                           [ ] FOR ALL NOMINEES   [ ] WITHHELD FOR ALL NOMINEES

      INSTRUCTION: To withhold authority to vote for any individual, write that nominee's name in the space provided below:

      --------------------------------------------------------------------------

2.    To adopt the Company's 1998 Stock Option Plan.

                           [ ] FOR                [ ] AGAINST       [ ] ABSTAIN

5. To ratify the appointment of Deloitte & Touche, LLP as the Company independent certified public accountants.

                           [ ] FOR                [ ] AGAINST       [ ] ABSTAIN

4. In their discretion, upon such other matter or matters that may properly come before the meeting, or any adjournments thereof.
     --------------------------------------------------------------------------
                 (Continued and to be signed on the other side)

(Continued from other side)

Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

Please mark, date, sign and mail your proxy promptly in the envelope provided.



                                          Date:____________________________,1998



                                          --------------------------------------
                                                (Print name of Stockholder)


                                          --------------------------------------
                                                (Print name of Stockholder)


                                          --------------------------------------
                                                Signature

                                          --------------------------------------
                                                Signature

                                          Number of Shares______________________

                                          Note:   Please sign exactly as name
                                                  appears in the Company's
                                                  records. Joint owners should
                                                  each sign. When signing as
                                                  attorney, executor or trustee,
                                                  please give title as such.